                                                                   EXHIBIT 10.27


                                LICENSE AGREEMENT

                                     between

                               NOVARTIS PHARMA AG

                                       and

                     MOLECULAR INSIGHT PHARMACEUTICALS INC.


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                                TABLE OF CONTENTS

ARTICLE I .................................................................    4
   Definitions ............................................................    4
ARTICLE II ................................................................   10
   License and Call Back Right ............................................   10
ARTICLE III ...............................................................   12
   Manufacture and Supply..................................................   12
ARTICLE IV ................................................................   12
   Development and Commercialization ......................................   12
ARTICLE V .................................................................   13
   Consideration...........................................................   13
ARTICLE VI ................................................................   17
   Call Back Option and Right of First Refusal ............................   17
ARTICLE VII ...............................................................   19
   Intellectual Property ..................................................   19
ARTICLE VIII ..............................................................   22
   Representations and Warranties .........................................   22
ARTICLE IX ................................................................   24
   Confidentiality ........................................................   24
ARTICLE X .................................................................   26
   Announcement and Publicity .............................................   26
ARTICLE XI ................................................................   26
   Term and Termination ...................................................   26
ARTICLE XII ...............................................................   29
   Indemnification and Insurance ..........................................   29
ARTICLE XIII ..............................................................   31
   Information on Clinical Safety and Epidemiology ........................   31
ARTICLE XIV ...............................................................   31
   Governing Law and Jurisdiction .........................................   31
ARTICLE XV ................................................................   31
   Miscellaneous Provisions ...............................................   31


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                                LICENSE AGREEMENT
           MOLECULAR INSIGHT PHARMACEUTICALS INC. / NOVARTIS PHARMA AG

This License Agreement dated the 3rd day of November, 2006 (the "Execution Date") is entered into by and between Novartis Pharma AG (referred to as "Novartis"), a corporation organized and existing under the laws of the Switzerland and having its principal offices at Lichtstrasse 35, CH-4056 Basel, Switzerland and Molecular Insight Pharmaceuticals Inc., a corporation organized and existing under the laws of Delaware, with an office at 160 Second Street, Cambridge, MA 02142 USA (hereinafter "MIP").

                                  INTRODUCTION

WHEREAS, Dr. Krenning, Professor Dr. S.W.J. Lamberts ("Lamberts") and Sandoz Pharma Ltd ("Sandoz" now Novartis) have made joint inventions relating to labelled somatostatin analogues covered in the Patent Case 100-7382 and the Patent Case 118-7595 (hereinafter the "Generic Patent"), as set out on Exhibit 1a;

WHEREAS, Sandoz has entered into an agreement with Mallinckrodt Medical Inc., a company with its office in St Louis, USA, dated December 1st 1992, relating to the development, the manufacture and the marketing of molecules for radiodiagnostic and radiotherapeutic purposes (hereinafter referred to as the "Master Agreement");

WHEREAS, Sandoz has identified edotreotide (the "Compound"), as a potential compound for development under the Master Agreement, and has labelled it with 90Yttrium, which is specifically covered in the patent EP-B1-714911 and equivalents (hereinafter referred to as "Novartis Specific Patent") as set out in Exhibit 1b (the "Product");

WHEREAS, Sandoz has entered into an agreement with Mallinckrodt Medical Inc dated October 1996, in accordance with the terms of the Master Agreement, under which the Parties have agreed to collaborate in the development, manufacture and marketing of such Product, (hereinafter referred to as the "Definitive Agreement");

WHEREAS, Mallinckrodt B.V and Mallinckrodt Medical Inc. have been acquired by Tyco Inc. and are now referred to as MMI;

WHEREAS, Novartis owns and/or Controls certain rights to the Generic Patent, to Novartis Specific Patent and to the Trademark;

WHEREAS, MIP has certain expertise in developing radiopharmaceutical products;

WHEREAS MIP wishes to obtain and Novartis agrees to convey certain licenses to the Generic Patent and to Novartis Specific Patent, to the Trademark, and Novartis Know-How (all as defined below) for the purpose of continuing to develop and commercializing the Product, and


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

WHEREAS, MIP will enter into a separate agreement with MMI for the transfer of the Product manufacturing know-how;

WHEREAS, Novartis will enter into a separate agreement with MMI which will cover the termination of the Master Agreement and of the Definitive Agreement and will address the responsibilities of each Party with regard to transfer of data and intellectual property rights to MIP ("the Termination Letter").

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties to this Agreement mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

1.1 "ACCOUNTING STANDARDS" shall mean, with respect to MIP, US GAAP (United States Generally Accepted Accounting Principles) and, with respect to Novartis, IFRS (International Financial Reporting Standards).

1.2 "AFFILIATE shall mean any entity that directly or indirectly controls or is controlled by or is under common Control with a Party to this Agreement. For purposes of this definition, "control" or "controlled" means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.3 "AGREEMENT" shall mean this Agreement together with all exhibits, schedules, and appendices attached to this Agreement, all as respectively amended, modified or supplemented by the Parties in accordance with the terms of this Agreement.

1.4 "CALENDAR YEAR" shall mean the calendar year, starting on January 1 and ending on December 31, in which the first commercial sale of the Product occurs and each successive calendar year.

1.5 "CHANGE OF CONTROL" shall mean any of the following events: (a) any Third Party (or group of Third Parties acting in concert) becomes the beneficial owner,


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     directly or indirectly, of fifty percent (50%) or more of the voting power of the stock then outstanding of MIP; (b) MIP consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into MIP, in either event pursuant to a transaction in which fifty percent (50%) or more of the total voting power of the stock outstanding of the surviving entity normally entitled to vote is not held by the Parties holding more than fifty percent (50%) of the outstanding shares of MIP prior to such consolidation or merger; (c) any Third Party (or group of Third Parties acting in concert) obtains the power to direct or cause the direction of the management and policies of MIP by any lawful means whatsoever; or (d) MIP conveys, transfers or leases all or substantially all of its assets.

1.6 "COMMERCIALIZATION" or "COMMERCIALIZE" shall mean activities conducted by a Party either by itself or through a Third Party and directed to marketing, promoting, distributing, importing, exporting, offering for sale or selling a Product, which may include pre-launch market preparation, whether undertaken by a Party alone or with a partner or a sub-licensee. When used as a verb, "Commercialize" means to engage in Commercialization.

1.7 "COMMERCIALLY REASONABLE EFFORT" shall mean the efforts and resources customarily used in the industry by a company of similar size for a product with an equivalent sales and profit potential to the Product.

1.8 "COMPOUND" shall mean the DOTA-chelated somatostatin peptide analogue known as edotreotide.

1.9 "CONFIDENTIAL INFORMATION" shall mean and include any and all Know-How, data and information, not in the public domain. It shall also include, but not be limited to, information relating to the Product and/or Compound, or the business, research and development activities, results of clinical trials, regulatory proceedings, finances, contractual relationships and operations of the Parties.

1.10 "CONTROLLED" OR "CONTROLS", when used in reference to intellectual property, shall mean the legal authority or right of a Party hereto (or any of its Affiliates) to grant a license or sub-license of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.11 "DEVELOPMENT" shall mean all activities conducted by a Party either by itself or through a Third Party, as are necessary for an application for a Marketing Authorization.


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1.12 "DEVELOPMENT COSTS" shall mean, with respect to the Compound or Product, expenses and other costs, including regulatory expenses, incurred by or on behalf of a Party in connection with the Development of the Compound or Product, including, the costs of clinical trials, the preparation, collation and/or validation of data from such clinical trials and the preparation of medical writing and publishing.

1.13 "DIRECT COMPETITOR" shall mean a Third Party which has either a product which has been launched within the last five years or a product in its development pipeline in Phase III or in a later stage, all of which have a similar mode of action as the Product.

1.14 "DOLLARS" or "USD" shall mean the lawful currency of the United States of America.

1.15 "EFFECTIVE DATE" shall mean the date upon which Novartis receives a written notification from MIP that MIP has executed the agreement with MMI as referenced in article 15.1 hereof.

1.15A "EXECUTION DATE" shall mean the date set out at the outset of this Agreement.

1.16 "FDA" shall mean the U.S. Food and Drug Administration or its successor agency.

1.17 "FIRST COMMERCIAL SALE" shall mean the first sale of a Product to a Third Party by MIP or an Affiliate or sub-licensee of MIP in a country in the Territory following applicable Marketing Authorisation in one indication of such Product in such country.

1.18 "GOOD CLINICAL PRACTICE" or "GCP" shall mean the generally accepted standard of Good Clinical Practice within the pharmaceutical industry for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials that provides assurance that the data and reported results are clinical and accurate and that the rights, integrity and confidentiality of the trial subjects are protected.

1.19 "GOOD MANUFACTURING PRACTICES" or "GMP" shall mean the then current Good Manufacturing Practices as such term is defined from time to time by the FDA or other relevant Governmental Authority having jurisdiction over the development, manufacture or sale of the Product in the Territory pursuant to its regulations, guidelines or otherwise.

1.20 "KRENNING" shall mean Dr Eric P. Krenning at the Erasmus Hospital in Rotterdam named as a co-inventor on the Generic Patent.


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

1.21 "KRENNING LICENSE" shall mean the agreement to be entered into by and between Krenning and Novartis as referred to in article 15.2 and Exhibit 3.

1.22 "MARKETING AUTHORIZATION" shall mean, with respect to a country in the Territory, the approval by the appropriate authority necessary for the Commercialization of a Product in that country. For the sake of clarity, Marketing Authorization shall not include the reimbursement approval.

1.23 "MIP FIELD" shall mean human oncology therapeutic use.

1.24 "MIP KNOW-HOW" shall mean any proprietary or non-proprietary information including, but not limited to the manufacture and production, inventions, discoveries, formulation, processes, trade secrets, expertise, developments and regulatory information of the Compound Controlled by MIP, whether or not protected under patent, trademark, copyright or other legal principles, to which MIP has rights during the Term of this Agreement.

1.25 "MIP NEW INTELLECTUAL PROPERTY" shall include, but not be limited to any data, results, and the like, whether patentable or not, as well MIP Know-How, invented or generated by it or by its sub-licensees and any interests in any co-owned intellectual property right which arises from the development and/or the manufacture of the Compound and the Product. For the purpose of articles 6.3, 7.6 (c) and 11.5 (c) (v), MIP New Intellectual Property shall include any and all trademarks, including domain name, that MIP uses in relation to the Product.

1.26 "NDA" or "NEW DRUG APPLICATION" shall mean a new drug application and all amendments and supplements thereto filed with the FDA (as more fully defined in 21 C.F.R. 314.5 et seq.), or the equivalent application filed with any equivalent Regulatory Authority outside the USA (including any supra-national agency such as the European Medicines Agency, hereinafter "EMEA") requiring such filing, including all documents, data and other information concerning a pharmaceutical product which are necessary for gaining Marketing Authorization to market and sell such pharmaceutical product.

1.27 "NDA ACCEPTANCE" shall mean the date upon which the Product NDA submitted by MIP is deemed filable by the U.S. FDA or the equivalent dossier is accepted for review by any other country's respective Regulatory Authority.

1.28 "NET SALES" shall mean with respect to the Product the gross amount invoiced by or on behalf of the relevant Party and its Affiliates and sub-licensees for the Product sold to Third Parties other than licensees or sub-licensees in bona fide, arms-length transactions, less the following customary deductions, determined in accordance with the Party's Accounting Standards as generally and consistently applied by that Party, to the extent included in the gross invoiced sales price of any Product or otherwise directly paid or incurred by such Party, its Affiliates or sub-licensees with respect to the sale of such Product,:

          (i) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of the Product;


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          (ii) amounts actually repaid or credited by reasons of defects, rejection recalls, returns, rebates and allowances of goods;

          (iii) chargebacks and other amounts paid on sale or dispensing of such Product;

          (iv) amounts payable resulting from governmental mandated rebate programs;

          (v) tariffs, duties, excise, sales, value- added and other taxes (other than taxes based on income);

          (vi) retroactive price reductions specifically identifiable to the Product that are actually allowed or granted;

          (vii) customary cash discounts for timely payment;

          (viii) delayed ship order credits;

          (ix) discounts pursuant to indigent patient programs and patient discount programs and coupon discounts; and

          (x)  all freight, postage and insurance included in the invoice price.

     Sales from a Party to its Affiliates shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to Third Parties shall not be deducted from the invoice price in the calculation of Net Sales.

     a) In the case of any sale or other disposal of the Product between or among a Party and its Affiliates or sub-licensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm's-length sale thereafter to a Third Party;

     b) In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Product is paid for, if paid for before shipment or invoice;

     c) In the case of any sale or other disposal for value, such as barter or counter-trade, of any Compound or Product, or part thereof, other than in an arm's length transaction exclusively for money, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Product in the country of sale or disposal;

     In the event the Product is sold in a finished dosage form containing the Compound in combination with one or more other active ingredients (a "Combination Product"), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales


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     (as defined above in this Article) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Product when sold separately in finished form and B is the weighted average sale price in that country of the other product(s) sold separately in finished form. In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement shall not be unreasonably delayed or withheld.

1.29 "NOVARTIS KNOW-HOW" shall mean proprietary or non proprietary information relating to the Compound and/or the Product excluding the regulatory CMC information for the chemical manufacturing process. The information shall include the relevant specifications, technical data, inventions, discoveries, formulation, processes, trade secrets, expertise developments and regulatory information of Product Controlled by Novartis as well as, chemical, stability, pharmacological, safety, clinical data, analytical and quality control data, whether or not protected under patent, trademark, copyright or other legal principles, to which Novartis has rights at the Effective Date. For the sake of clarity, any information related to the manufacture of the Tyr-3 octreotide will not be disclosed to MIP.

1.30 "NOVARTIS MILESTONES" shall mean the milestone payments as well as the license fee due by MIP as set forth under article 5.1, 5.2 and 5.3.

1.31 "NOVARTIS PATENTS" shall mean those patents and patent applications owned or Controlled by Novartis during the term of this Agreement with a claim encompassing Compound, Product, or any other formulations of Compound, processes, uses and intermediates for the foregoing and shall include any patents or patent applications and any continuations, continuations-in-part, divisions, provisionals, substitutions, patents of addition, reissues, examination, renewals or extensions thereof (including any supplemental patent certificates) and any confirmation patent or registration patent and all foreign counterparts of any of the foregoing. Without limiting the generality of the definition set forth in this article 1.31, Novartis Patents existing on the Effective Date are listed in Exhibit 1a and 1b and include the Generic Patent and Novartis Specific Patent.

1.32 "NOVARTIS ROYALTIES" shall mean the royalty payments due by MIP as set forth under article 5.4.

1.33 "OCTREOTHER(R)" shall mean the trademark selected by Novartis for the Product.

1.34 "PARTY" OR "PARTIES" shall mean MIP or Novartis, or MIP and Novartis, whichever the context admits.

1.35 "PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.


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1.36 "PRODUCT" shall mean the yttrium radiolabeled Compound for therapeutic use and indium 111 radiolabeled Compound for dosimetry purposes, both in a form ready for use in human clinical trials and/or by the ultimate consumer with the possible trademark of OctreoTher(R).

1.37 "REGULATORY AUTHORITY" shall mean the FDA or any foreign counterpart or additional governmental or regulatory agencies in the Territory responsible for applicable Marketing Authorization.

1.38 "ROYALTY TERM" shall have the meaning as set forth in article 5.4 (b).

1.39 "SUB-LICENSEE" shall mean a Third Party to whom MIP may grant a right or license to use Novartis Patents or Novartis Know-How to make, use or sell any Product under all or part of Novartis' Patents or Know-How in the Territory.

1.40 "TERM" shall have the meaning as set forth in article 11.1 (a).

1.41 "TERMINATION LETTER" shall mean the agreement to be entered into by Novartis and MMI as set forth in the introduction

1.42 "TERRITORY" shall mean all the countries and territories of the world.

1.43 "THIRD PARTY" shall mean any Person or other entity other than MIP, Novartis or their respective Affiliates or Sub-licensees of rights conveyed under this Agreement, except as provided under Article 8.

1.44 "TRADEMARK" shall mean the trademark as defined in article 1.33 and 8.7 as well as any internet domain name using OctreoTher.

1.45 "USA" shall mean the United States of America.

1.46 "VALID CLAIM" shall mean an issued claim of a Novartis Patent which claim has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

                                   ARTICLE II

                                     LICENSE

2.1  GRANT TO MIP

          2.1.1 Subject to the terms and conditions of this Agreement, Novartis hereby grants to MIP a world-wide, non-exclusive, royalty-bearing license under its rights in the Generic Patent to use, make, offer to sell, sell and import the Compound and the Product in the MIP


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

               Field, as well as to use the Indium 111 labelled Compound for dosimetry purposes in relation to the Product therapy administration.

          2.1.2 Subject to the terms and conditions of this Agreement, Novartis hereby grants to MIP a world-wide, exclusive, royalty-bearing license under Novartis Specific Patent and Novartis Know-How to use, make, offer to sell, sell and import the Compound and the Product in the MIP Field.

2.2 SUB-LICENSE. MIP shall have the right to grant, under the license granted in article 2.1, sub-licenses to Third Parties with respect to the Product, provided MIP has discussed its intention to sub-license such rights with Novartis prior to making any commitment with a Third Party and provided that the terms and conditions of sub-license agreements shall be consistent with the terms of this agreement. MIP shall undertake to enforce the provisions of such sub-license agreements and shall remain responsible for the performance of sub-licensee's obligations. MIP shall cause each sub-licensee to execute any and all additional documents reasonably requested by Novartis to reflect the conditions set forth in this article.

2.3 LIMITATIONS OF RIGHTS. It is acknowledged and agreed that no license is granted by Novartis to MIP other than the license expressly granted by the provisions of article 2.1 and that Novartis retains all other rights under Novartis Know-How and Novartis Patents.

2.4  TRANSFER OF NOVARTIS KNOW-HOW AND NOVARTIS FILES.

     2.4.1. Novartis undertakes to physically transfer the content of its investigational new drug application in the United States or equivalent documents for other countries, and all related amendments, correspondence, meeting minutes and any other documents (hereinafter collectively referred to as "IND") upon the effective date of this Agreement. For the avoidance of doubt, this does not include those parts of the IND Controlled by MMI or any information related to the manufacture of the Tyr-3 octreotide.

     2.4.2 Except as provided above, Novartis shall use reasonable efforts to disclose to MIP within ninety (90) days, or such longer period as reasonably required by Novartis, of the Effective Date all the Novartis Know-How needed pursuant to the terms of this Agreement as listed in Exhibit 2 attached hereto as well as the data and information related to the Compound and/or the Product available on the Effective Date on an "as is" basis. For the sake of clarity Novartis shall not be requested to perform additional clinical trials, nor to perform any cleaning of trial data. Data and files shall be transferred as is with no further obligations on Novartis. Thereafter, during the term of this Agreement, Novartis shall upon written request of MIP disclose any additional information among Novartis Know-How, which is reasonably available and is related to the Compound ("Additional Support"). The Novartis Know-How provided hereunder


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


          shall remain the property of Novartis, but MIP shall be free to use it within the licenses granted above. Should MIP request Additional Support six months after execution of this Agreement or later, such Additional Support shall be charged to MIP at **

     2.4.3 Novartis will communicate to all Regulatory Authorities within whose jurisdiction an application to conduct clinical trials using the Product or Compound has been filed to request transfer of the sponsorship of these applications to MIP. MIP agrees to accept said transfer and to conduct all subsequent activities and maintenance of the documents including periodic updates as required by the national regulations. MIP shall provide to Novartis a copy of the acceptance letter from the appropriate Regulatory Authorities relating to such transfer(s).

2.5 LIAISON. Each of MIP and Novartis shall, upon execution of this Agreement identify within thirty (30) days a primary contact person (the "Contact"), to act as liaisons for the purpose of this Agreement, which role shall include but not be limited to receiving the reports set forth in article
     6.2. The Parties may change their respective Contact at any time by providing written notice to the other Party.

                                   ARTICLE III

                             MANUFACTURE AND SUPPLY

3.1 RESPONSIBILITY MANUFACTURING. MIP shall be responsible at its expense for manufacturing of Compound and Product. Should MIP elect to have the manufacture of the Compound and/or the Product performed by a Third-Party, MIP shall ensure that such Third Party is bound by confidentiality provisions as strict as the ones imposed on MIP.

3.2  PROVISION OF COMPOUND AND PRODUCT FROM NOVARTIS'S INVENTORY.

     Within thirty (30) days of the Effective date of this Agreement, Novartis shall provide to MIP or MIP designated subcontractor(s) ** of Compound for the restricted use in technical tests. In no event shall such material be used in humans.

     It is the common understanding of the Parties that Novartis shall in no way be required to produce or provide further Compound beyond the ** mentioned in the first sentence of this article 3.2 and made available at the Effective Date.

     Shipments of Compound shall be made EXW ("EX WORKS", as such term is defined in INCOTERMS 2000), Novartis' shipping point at the Novartis Facility. Novartis fulfills its obligations to deliver when the goods are made available at its premises to MIP.


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** denotes confidential treatment requested

                                   ARTICLE IV

                        DEVELOPMENT AND COMMERCIALIZATION

4.1 DEVELOPMENT COSTS. MIP shall bear all the costs and be responsible for any Development that has to be conducted from the Effective Date.

4.2 REPORTS. With respect to each Product in the MIP Field, MIP shall provide to Novartis every six months a summary report which shall set forth the results of the development work and regulatory activities performed during the preceding year and summarize the activities planned for the coming year. Such reports shall be prepared by MIP and provided to Novartis within sixty (60) days after the end of each six month period and shall include Phase IV activities, when applicable.

4.3 DEVELOPMENT EFFORTS. MIP shall use Commercially Reasonable Efforts to develop and register the Product and shall be solely responsible for compiling the NDA for each Product in the MIP Field at its own expense.

4.4 CLINICAL TRIALS. MIP shall be solely responsible for and shall bear all the costs related to the conduct of clinical trials required to file NDAs in the Territory, including the on-going trials, for instance the study R21CA91578-01 in pediatric neuroblastoma. MIP undertakes to run the clinical trial program in accordance with GCP

4.5 MARKETING EFFORTS - MARKET LAUNCH. MIP shall use Commercially Reasonable Efforts to launch and sell the Product for as long as this Agreement is in place.

4.6 BOOKING SALES. MIP shall, at its own expense, book sales of Product as distributed by or on behalf of MIP.

4.7  PRICING. MIP shall be free to set prices of Product.

                                    ARTICLE V

                                  CONSIDERATION

5.1 LICENSE FEE. In consideration of the rights granted to MIP under this Agreement, MIP shall pay to Novartis or to such other Affiliates as Novartis may direct a license fee of ** within thirty (30) days of the Effective Date. Except as provided in article 15.1, such amount shall not be credited against any royalty or other payments to be made pursuant to this Agreement and shall not be refundable


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* confidential treatment requested *

5.2 MILESTONE PAYMENTS. In consideration of the rights granted to MIP by Novartis hereunder, MIP shall make the following milestone payments to Novartis or to such other Affiliate as Novartis may direct:

     (A) ** upon an NDA Acceptance by either the FDA or the EMEA whichever NDA Acceptance comes first.

     (B) ** upon granting of the Marketing Authorization by either the FDA or the EMEA whichever approval comes first, ** of which shall be creditable against future royalty payments

     MIP shall, spontaneously notify Novartis of such events upon occurrence thereof, whereupon Novartis shall submit an invoice to MIP requesting such milestone payment. The payments made by MIP hereunder shall in no event be refundable and shall each be payable only once.

     The payments made by MIP under article 5.2 shall be made in US dollars by MIP to a bank account designated by Novartis.

5.3 ADDITIONAL MILESTONE PAYMENTS. Should Novartis decide not to exercise its Call-Back Option as set forth in Article 6, the following additional milestone payments shall be due to Novartis:

     a) An additional ** once MIP annual Net Sales amount of ** is achieved, payable in two equal installments, the first payment due by January 31st of the Calendar Year following the year in which the milestone is achieved and the second payment 12 months later.

     b) An additional ** once MIP annual Net Sales of ** is achieved, payable in two equal installments, the first payment due by January 31st of the Calendar Year following the year in which the milestone is achieved and the second payment 12 months later.

     c) An additional ** once MIP annual Net Sales amount to ** is achieved, payable in two equal installments, the first payment by January 31st of the Calendar Year following the year in which the milestone is achieved and the second payment 12 months later.

5.4 ROYALTIES. In addition to the license fees set forth in article 5.1 and the milestone payments set forth in article 5.2 and 5.3 and as further consideration for the license granted to MIP hereunder, MIP agrees to pay to Novartis royalties on MIP's and/or its Sub-licensee's aggregate Net Sales in the Territory, during the Royalty Term at a rate calculated according to the following:

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(A)  ROYALTY CALCULATION:

          - ** of the annual Net Sales of the Product for Net Sales amounting to less than ** annually.

          - ** of the Net Sales of the Product on the incremental sales between ** and ** annually.

          -    ** of the Net sales of the Product on the incremental sales over
               **.

(B) ROYALTY TERM: Royalties shall be payable quarterly on a country-by-country basis from the First Commercial Sale of the Product in the country until the occurrence of the later of: (i) the expiration of the latest to expire Novartis Patents including any extensions in each such country or (ii) 10 years from First Commercial Sale.

(C) THE COMBINATION ROYALTY: In the event that Compound and / or Product ("MIP Component") is formulated with another active ingredient or a second product to comprise a fixed Combination Product, the "net sales" of the MIP Component, for purposes of determining royalty payments to Novartis, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B), whereas A is the weighted average sales price of the Product (by sales volume) when sold independently and B is the weighted average sales price (by sales volume) of the other product-component when sold independently. In the event the weighted average sales price cannot be determined for either "A" or "B", the Parties hereto shall agree on an alternative method for calculating "net sales" of the MIP Component of the Combination Product for purposes of calculating royalties to Novartis. In such event, the Parties shall agree on the methodology prior to submitting the registration dossier for the Combination Product, taking into account relevant factors such as, but not limited to, the relative cost and value contributed by each component weighted proportionally.

(D) ROYALTY OFFSET. ** of the milestone payment due by MIP to Novartis upon approval as set forth in 5.2 (b) shall be offset against future royalties.

5.5  SALES REPORTS.

     (A) SUBSTANCE OF REPORTS. After the First Commercial Sale of Product and during the Term of this Agreement, MIP shall furnish or cause to be furnished to Novartis on a quarterly basis a written report showing the Net Sales of Product in each country in the


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          Territory.

     (B) TIMING. Each quarterly report shall be due within sixty (60) days following the close of each quarter.

     (C) RECORDS. MIP shall keep accurate records in sufficient detail to enable the amounts due hereunder to be determined and to be verified by an independent certified public accountant mutually agreed upon by the Parties pursuant to article 5.5 (e).

     (D) CURRENCY EXCHANGE. All royalty payments shall be made in US dollars ("USD") With respect to sales or other dispositions of Product invoiced in a currency other than USD, the Net Sales and amounts due to Novartis hereunder will be expressed in USD equivalent calculated on a monthly basis in the currency of the country of sale and converted to their dollar equivalent using the Daily Spot Rate on the last day of the period, published in the Reuters System - Reuters Daily Rates between 09:00 a.m. and 10 a.m. CET.

     (E) ROYALTY PAYMENT DUE DATE; ACCRUAL. Royalty payments shall be made to the address designated by Novartis. Royalties which have accrued during any calendar year and are required to be shown on a sales report provided under this Article 5 of the Agreement shall be due and payable on the date such sales report is due.

          (I) MIP and Sub-licensees shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by MIP and Sub-licensees of Product in sufficient detail to allow the accruing royalties to be determined accurately.

          (II) Novartis shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint an independent certified public accountant reasonably acceptable to MIP to inspect the relevant records of MIP and its Affiliates and Sub-licensees to verify such report or statement. Novartis may exercise this right once with respect to each year's Net Sales. If the right is not exercised during the three (3) year period described, the report shall be deemed accepted. Novartis may exercise this right only once in any year.

          (III) MIP and Sub-licensees shall each make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept,


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               upon reasonable notice from Novartis, solely to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any Calendar Year.

          (IV) Novartis agrees to hold in strict confidence and use only for the purpose described in this Article 5 all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection (and not to make copies of such reports and information), except to the extent necessary for Novartis to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order or to MMI as may be necessary to share Royalty payments pursuant to the Termination Letter. The results of each inspection, if any, shall be binding on both Parties.

          (V) Novartis shall pay for such inspections, except that in the event there is any upward adjustment in aggregate royalties payable for any year shown by such inspection of more than five percent (5%) of the amount paid, MIP shall pay for such inspection. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods.

          (VI) Any upward adjustment in aggregate royalties payable for any year shown by such inspection of not more than ten percent (10%) of the amount paid shall not be deemed a Material Breach according to article 11.3, but shall be repayable by MIP in full with interest as set forth in article 5.7 and promptly be paid upon Novartis' request.

          (VII) MIP shall include in each sub-license or commercialisation agreement entered into by it pursuant to this Agreement a provision requiring the Sub-licensee or commercialization partner to keep and maintain adequate records of sales made pursuant to such sub-license or commercialisation agreement and to grant access to such records by the aforementioned independent public accountant for the reasons specified in this article.

5.6 TAX WITHHOLDING. All payments pursuant to this Agreement are exclusive of any applicable Value Added Tax. Withholding tax applied by a government of any country of the Territory on payments made by MIP to Novartis hereunder shall be borne by Novartis. MIP, its Affiliates and Sub-licensees, shall cooperate with Novartis to enable Novartis to claim exemption therefore under any double


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     taxation or similar agreement in force and shall provide to Novartis proper evidence of payments of withholding tax and assist Novartis by obtaining or providing in as far as reasonably possible the required documentation for the purpose of Novartis' returns. MIP undertakes to make all payments due under this Agreement that are subject to a withholding tax treatment, including double taxation or similar agreement, from the USA.

5.7 INTEREST DUE In case of any delay in payment (including underpayment) by MIP to Novartis not occasioned by Force Majeure, interest on the overdue payment shall accrue at an annual interest rate, compounded monthly, equal to the London Interbank Offer Rate (LIBOR) + three percent (3%), as determined for each month on the last day of that month, assessed from the day payment was initially due. The foregoing interest shall be due from MIP without any special notice.

                                   ARTICLE VI

                CALL BACK OPTION AND RIGHT OF FIRST DISCUSSIONS.

6.1 CALL BACK OPTION. Subject to the provisions of this article 6, Novartis shall have a one time call back option to re-acquire the rights to the Compound and Product in the event that MIP Net Sales of the Product first reaches ** in a calendar year ("Call Back Option"). Within twenty (20) days of receipt of such information from MIP, Novartis shall notify MIP in writing of its intention to perform a due diligence (the "Novartis Notification"). The Call Back Option shall be exercisable by Novartis during the ninety (90) days after Novartis has completed its due diligence ("Call Back Period").

6.2 INFORMATION. In order to enable Novartis to determine whether it wishes to exercise the Call Back Option, Novartis shall be entitled to perform a full due diligence of all the information reasonably available to MIP, at Novartis' expense, Such information shall include, but not be limited to all relevant clinical data, manufacturing data, marketing data, and other data reasonably needed by Novartis for reviewing its interest in exercising the Call Back Option. Such data shall be limited to data not previously furnished to Novartis pursuant to articles 5.5(a) and 4.2. Within thirty
     (30) days of the Novartis Notification, MIP shall give access to Novartis to all information necessary to complete the due diligence..

6.3 EXERCISE OF CALL-BACK OPTION. If Novartis exercises the Call-Back Option ("Call Back Exercise"), the following rights and obligations shall apply as between the Parties:

     (A) This Agreement, including the licenses and rights granted by Novartis to MIP shall terminate and MIP shall grant to Novartis an exclusive, worldwide license in the MIP Field under all MIP Know-How, MIP New Intellectual Property and MIP' interest in any Third Party intellectual property if such interest may be conveyed, as necessary for Novartis to


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          develop, make, use, sell, offer for sale and import the Compound and/or Products and Novartis shall conduct (or have conducted) under its control the Commercialization of the Product. MIP undertakes to use Commercially Reasonable Efforts to secure sub-license rights under any Third Party intellectual property.

     (B) In return for the termination of this Agreement and for the grant of the license in article 6.3 (a), Novartis shall pay to MIP an amount equal to ** the annual Net Sales achieved during the year described in article 6.1.

     (C) In the event that Novartis at its sole discretion, decides to involve MIP in the further Development of the Compound after Novartis has exercised the Call Back Option, the Parties may discuss the nature and scope of such MIP involvement and agree in writing the nature of any further MIP involvement, but there shall be no obligation on Novartis to do so.

     (D)  All obligations on MIP to pay Novartis Milestones as set forth in article 5 which at the time of the Call back Exercise, are not already due and payable pursuant to article 5 shall lapse.

     (E)  For the sake of clarity Novartis will not pay MIP any royalties.

     (F)  Any sub-licenses will be transferred to Novartis

6.4 NON-EXERCISE OF CALL BACK OPTION. If Novartis does not exercise the Call Back Option, the Additional Milestones shall be due as set forth in article 5.3

6.5 RIGHTS OF FIRST DISCUSSIONS. In the event MIP intends to grant Co-Commercialisation Rights to Compound and/or Product to a Third Party ("Co-Commercialisation Partner") under the license granted in article 2.1, MIP undertakes to inform Novartis immediately of such intention and Novartis shall have forty-five (45) days to inform MIP of its interest to enter into such Co-Commercialisation agreement with MIP.

                                   ARTICLE VII

                              INTELLECTUAL PROPERTY

7.1  NOVARTIS PATENTABLE INVENTIONS AND KNOW-HOW

     (A) NOVARTIS PATENTS PROSECUTION. During the term of the Agreement, Novartis shall at its discretion be responsible for the prosecution and maintenance of Novartis Patents which are listed in Exhibit 1.


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     (B)  COOPERATION. Novartis agrees that it will, no less frequently than once a year during the Term of this Agreement, inform MIP in writing of any changes to the Novartis Patents by providing an updated Exhibit 1, and further agrees that it shall not abandon the Novartis Specific Patent in any country of the Territory, without first offering to assign it to MIP at MIP's costs.

7.2  INFRINGEMENT CLAIMS BY THIRD PARTIES.

     (A) NOTICE. If the manufacture, use or sale of Product results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or for inducing or contributing to patent infringement ("Infringement Claim"), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

     (B) For the purpose of this article 7.2, Third Party shall exclude Krenning and MMI.

     (C) THIRD PARTY LICENSES. In the event the Parties agree that practicing under the Novartis Patents in connection with manufacture, use or sale of Product in a country would infringe a Third Party Patent and a license to such Third Party Patent is available and MIP in its sole discretion seeks such a license, the Parties agree that:

               (I) MIP will use commercially reasonable efforts to obtain any such required licenses under the Third Party's Patents; and

               (II) In the event that MIP obtain any such required licenses from
                    Third Party under which MIP shall pay the Third Party certain royalties, MIP may deduct such Third Party payment from its royalty payments to Novartis under article 5 but in no event will such deductions reduce the Royalty payments in any quarter to Novartis by greater than **.

     (D) LITIGATION. If a Third Party asserts that a patent, trademark or other intellectual properties owned by it is infringed by the importation, manufacture, offer for sale, use or sale of Compound or Product, or if either Party learns of a claim or assertion that the manufacture, use, marketing, promotion, importation, offer for sale, distribution or sale of Compound or Product infringes or otherwise violates the intellectual property rights of any Third Party, then such Party will promptly notify the other Party in writing. Novartis will have the first right, but not the obligation, to control such defense at its own expense. If Novartis does not assume control of such defense within 120 days of the notice described above, then MIP shall have the right to control such defense at its own


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          expense. In any event, the Party not controlling such defense will have the right to be represented in any such action by counsel of its choosing at its own expense. The Party controlling such defense shall keep the other Party advised of the status of such action and shall consider recommendations made by the other Party in respect thereto. The Party not controlling such defense will assist and cooperate in any such infringement litigation at the defending Party's reasonable request and expense

          The costs and expenses (including attorneys' fees) of any suit brought in accordance with this Article shall be borne by the Party controlling the prosecution of such suit. Any costs borne by MIP in accordance with this article shall however be entirely off-set against any payments due to Novartis under Article 5.

7.3  INFRINGEMENT CLAIMS AGAINST THIRD PARTIES

     (A) NOTICE. If any Novartis Patents are infringed by a Third Party, the Party to this Agreement first having knowledge of such infringement, or knowledge of a reasonable probability of such infringement, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement in reasonable detail.

     (B) INSTITUTION OF PROCEEDINGS. Novartis shall have the primary right, but not the obligation, to institute, prosecute, and control with its own counsel at its own expense any action or proceeding with respect to infringement of the claims of such Novartis Patents. In the event, Novartis does not take any action with respect to any such infringement within 120 days after receiving notice of such infringement thereof, MIP may at its own discretion and at its own expense undertake such defense thereof. The Party undertaking the defense shall have the sole charge and direction of the defense of any such suit or action and the other Party shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel action. Each Party agrees to cooperate fully in the prosecution of any such suit or action undertaken hereunder by the other Party and to provide all evidence in its reasonable control.

     (C) DIVISION OF DAMAGES AWARD. Each Party shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. Any excess amount allocated as a damage award shall be shared between the Parties as follows: Novartis shall be allocated an amount equal to its royalty loss and MIP shall be allocated the remainder of damages; any amount allocated as a penalty shall be shared equally between the Parties.


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     (D)  SETTLEMENT. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Product; provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this article 7 may be undertaken without the consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other Party's rights under this Agreement

7.4 NOTICE OF CERTIFICATION. Novartis and MIP each shall immediately give notice to the other of any certification filed under the "U.S. Drug Price Competition and Patent Term Restoration Act of 1984" (or its foreign equivalent) claiming that a Novartis Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Product by a Third Party.

     (A) If Novartis decides not to bring infringement proceedings against the entity making such a certification, Novartis shall give notice to MIP of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.

     (B) MIP may then, but is not required to, bring suit against the Party that filed the certification at its own expense.

     (C) Any suit by MIP or Novartis shall either be in the name of MIP or in the name of Novartis, or jointly in the name of MIP and Novartis, as may be required by law.

     (D) For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

7.5 PATENT TERM EXTENSIONS. The Parties shall cooperate in good faith with each other in gaining patent term extension wherever applicable to the Novartis Specific Patent covering Compound or Product. All filings for such extension shall be made by the Party responsible for prosecution and maintenance of the Novartis Specific Patent, provided, however, that in the event that the Party who is responsible for prosecution and maintenance of the Novartis Specific Patent elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and
     (ii) the other Party shall have the right to file for such extension.

7.6  MIP NEW INTELLECTUAL PROPERTY

     (A) Ownership of New Intellectual Property. During the Term of the Agreement, MIP New Intellectual Property shall be owned by MIP. MIP shall inform Novartis of new patent applications and action on them in the report provided by MIP to Novartis pursuant to article 4.2


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     (B)  MIP shall have the sole right to file, prosecute, and maintain all of the patents within the MIP New Intellectual Property included herein, and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of any patent application. (c) Should Novartis terminate this Agreement due to a breach by MIP of its obligation hereunder, MIP shall grant to Novartis a perpetual, world-wide, royalty-bearing, exclusive license to such MIP New Intellectual Property, with the right to grant sub-licenses, to use any MIP New Intellectual Property invented or generated by persons obliged to assign their rights to MIP in the MIP Field. The royalty rate on the Novartis' Net Sales of the Product shall be determined by the Parties upon termination of the Agreement, shall be based on reasonable commercial terms and in no event shall exceed
          ** of the royalty rates payable by MIP under article 5.4 of this Agreement.

7.7  TRADEMARK

     (A) Generalities. Novartis shall grant an exclusive, world-wide, royalty-free license to use the trademark OctreoTher without any warranty that this will be approved by the Regulatory Authorities anywhere in the world. MIP may decide to use a different trademark in which case MIP should inform Novartis of such decision.

     (B) Use of the Trademarks. MIP and/or its Sub-licensee may promote, market, sell and distribute the Product in the Territory exclusively under the Trademark during the Term; provided, however, that MIP may rebrand any or all Products and sell such Products under its own trademark. For the sake of clarity, MIP and/or its Sub-licensee may, at its discretion, elect to continue using the Trademarks after the Term.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

8.1  NOVARTIS REPRESENTS AND WARRANTS

     (A) This Agreement has been duly executed and delivered by Novartis and constitutes the valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Novartis, its officers and directors.

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     (B)  As of the Effective Date and except as it relates to the rights owned or Controlled by MMI which shall be licensed by MMI to MIP under a separate agreement, Novartis owns or possesses adequate licenses or other rights necessary to make, use and sell the Compound and the Product covered by the Novartis Patents and Novartis Know-How to grant the licenses herein and the granting of the licenses to MIP hereunder does not violate any right known to Novartis of a Third Party.

     (C) Except as it relates to information owned or Controlled by MMI and except as it relates to disputed co-ownership rights with Krenning applicable to the performance of clinical trials in certain countries, Novartis represents that as of the Effective Date it is not aware of any information that the development, manufacture, use or sale of Compound or Product pursuant to this Agreement may infringe or conflict with any Third Party right or patent, and Novartis is not aware of any pending patent application that, if issued, would be infringed by the development, manufacture, use or sale of Compound or Product pursuant to this Agreement.

     (D) Provided Novartis and MMI execute the Termination Letter which shall address the termination of the Definitive Agreement and of the Master Agreement, and provided MIP and MMI enter into a license agreement to cover the use of the rights owned and Controlled by MMI, the execution, delivery and performance of this Agreement by Novartis does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it.

     (E) Subject to the limitations in article 1.29, Novartis has disclosed to MIP any and all material information in its Control pertaining to the suitability of Compound as a pharmaceutical candidate.

     (F) Novartis is not currently a Party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement.

     (G) Novartis is duly organized and validly existing under the laws of the country of its incorporation and has full legal power and authority to enter into this Agreement.

     (H) Novartis is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

8.2  MIP REPRESENTS AND WARRANTS


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     (A)  This Agreement has been duly executed and delivered by MIP and constitutes the valid and binding obligation of MIP, enforceable against MIP in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of MIP, its officers and directors;

     (B) MIP is not currently a Party to, and during the term of this Agreement will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

     (C) MIP is duly organized and validly existing under the laws of the State of Delaware, USA and has full legal power and authority to enter into this Agreement; and

     (D) MIP is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

8.3 THE LIMITED WARRANTIES CONTAINED IN THIS ARTICLE ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

                                   ARTICLE IX

                                 CONFIDENTIALITY

9.1 CONFIDENTIALITY. Subject to the exercise of the licenses granted in Article 2, during the Term of this Agreement, and for a period of five (5) years thereafter, each Party hereto will maintain in confidence all information generated under this Agreement as well as any information disclosed by the other Party hereto ("Confidential Information"). Neither Party shall use, disclose or grant use of such Confidential Information except as required under this Agreement. Each Party shall use the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates' employees, agents, consultants, Sub-licensee(s) and clinical investigators only make use of Confidential Information for the purpose of this Agreement and do not disclose or make any unauthorized use of such Confidential Information. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of


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     Confidential Information. Confidential Information shall not include any information which and to the extent:

     (A) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

     (B) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other Party;

     (C) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

     (D) was disclosed to the receiving Party, by a Third Party who had no obligation to the other Party not to disclose such information; or

     (E) was independently developed by the receiving Party without reference to the disclosure by the other Party.

9.2 The Parties agree that the material financial terms of the Agreement and the reports described in article 4.2 shall be considered the Confidential Information of both Parties. As specified in article 9.3, Novartis hereby consents to disclosure by MIP, of both the existence of and terms of this Agreement, to the Securities Exchange Commission. MIP shall request the SEC to provide confidential treatment of the material financial terms of this Agreement.

9.3 Each Party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or complying with any applicable statute or governmental regulation provided such Party has given the disclosing Party prompt written notice allowing it to limit such disclosure but except as specified in article 9.2 above. In addition, either Party may disclose Confidential Information to its Affiliates and to its Sub-licensees; provided, however, in connection with any such disclosure the disclosing Party shall secure confidential treatment of such Confidential Information.

9.4 The Parties shall undertake to ensure that all their employees who have access to Confidential Information of the other Party are under obligations of confidentiality fully consistent with those provided in this article.

9.5 MIP agrees that the terms, including but not limited to the financial terms, may be disclosed by Novartis to MMI without further notice, provided MMI shall be subject to the same confidential obligations as set forth herein.

                                    ARTICLE X

                           ANNOUNCEMENT AND PUBLICITY

10.1 Except with the prior written consent of the other Party not to be unreasonably withheld, neither Party hereto shall make any disclosure to any third Party except Affiliates concerning the terms of this Agreement. Each Party will inform the other prior to the disclosure of this Agreement or any of its terms to any government authorities or agencies and will observe all reasonable requirements of the other in regard to any such disclosure. The restrictions on disclosure specified herein shall not apply to announcements required by law or regulations or stock exchange rules, including announcements required by law, regulations or stock exchange rules to be made by either Party to their respective shareholders.. It is, however, the Parties' intent that they will co-ordinate to such extent as may be reasonably possible with respect to the wording of any such announcements and that the financial terms of this Agreement shall not be made public. Novartis acknowledges that it is in MIP's interest to announce the completion of this Agreement.

10.2 MIP will, and will cause its Sub-licensees to obtain Novartis' prior written permission to use Novartis' name, symbols and any other marks in any form of publicity

                                   ARTICLE XI

                              TERM AND TERMINATION

11.1

     (A) TERM. Unless earlier terminated as provided under article 6, (Novartis Call-Back Option) 11.2 or 11.3 the term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect on a country-by-country basis until the end of the last to expire payment obligations of MIP under article 5.4(b) ("Term").

     (B) ACCRUED OBLIGATIONS. Except where explicitly provided elsewhere herein or in any applicable Swiss Laws, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations, including the payment of any royalties or other sums which have accrued as of the date of termination or expiration, and
          (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

11.2 TERMINATION FOR INSOLVENCY. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party's debts; provided, however with respect to involuntary proceedings, that such proceedings are not dismissed within one hundred and twenty (120) days; (b) upon the other Party's making an assignment for the benefit of creditors; (c) upon the other Party's dissolution or ceasing to do business.

11.3 MATERIAL BREACH. If either Party is in breach of any material obligation hereunder and, in the case of a breach capable of remedy, it shall not have been remedied by the defaulting Party within sixty (60) days of written notice specifying the breach and requiring its remedy, the Party not in breach of the material obligation may forthwith terminate this Agreement by notice without prejudice to the accrued rights of either Party.

11.4 CHANGE OF CONTROL. Novartis may terminate this Agreement forthwith at any time in the event that there is a Change of Control provided such Change in Control results in MIP being owned by a Direct Competitor.

11.5 EFFECT OF TERMINATION.

     (A) EFFECT ON LICENSE. Upon the expiration or earlier termination of this Agreement, the rights licensed under this Agreement shall be treated as follows:

          (I) Upon expiration of the Term, MIP shall have a fully paid-up, perpetual, irrevocable, royalty-free, transferable, worldwide, non-exclusive right and license under the Novartis Patents and Novartis Know-How existing as of the date of such expiration to make, use, offer to sell, import and sell Product in the Territory.

          (II) Upon early termination pursuant to article 6, 11.2, 11.3 or 11.4 if Novartis is the terminating Party, all Novartis' rights to the Compound and Product shall revert to Novartis, including but not limited to the license granted under article 2.1.

          (III) Upon early termination by MIP pursuant to article 11.3 due to a material breach by Novartis of its obligations under this Agreement, MIP shall be granted a perpetual, worldwide, royalty-bearing, non-exclusive license, with the right to sub-license, under the Novartis Patents and Novartis Know-How existing as of the date of such expiration to make, use, offer to sell, import and sell Product in the Territory in the MIP Field ("Early Termination License"). The royalty rate for the Early Termination License shall equal the percentage agreed in article
               5.4 reduced by ** ("Reduced Royalty Rate").

     (B)  EFFECT ON TRADEMARK:

* confidential treatment requested *

          (I) Upon expiration of the Term, MIP and/or its Sub-licensee may continue to use the Trademark in connection with the sale of the Product.

          (II) Upon early termination of this Agreement by Novartis pursuant to article 11.2,11.3 or 11.4 if Novartis is the terminating Party, all the rights to use the Trademark(s) shall revert to Novartis.

     (C)  ONGOING OBLIGATIONS.

          (I) Upon expiration or termination of this Agreement for any reason, each Party shall immediately return to the other Party or destroy any Confidential Information disclosed by the other Party, except for one copy which may be retained to determine its continuing obligations pursuant to this Agreement.

          (II) Upon early termination by Novartis pursuant to article 11.2, 11.3 or 11.4 above, MIP shall have no further right to use or refer to the Novartis Know-How owned by Novartis and MIP shall transfer to Novartis all documentation embodying or referring to Novartis Know-How.

          (III) Upon early termination by Novartis pursuant to articles 11.2,
               11.3 or 11.4 above and at Novartis' election, MIP will immediately transfer ownership of all Marketing Authorizations at Novartis costs and shall give an access right to all clinical development, regulatory and manufacturing data, as well as to all other relevant information to Novartis or its Third Party licensee which shall be free to use it.

          (IV) Upon early termination by Novartis pursuant to article 11.2, 11.3 or 11.4 above, MIP shall transfer to Novartis upon Novartis' request all its stock of Compound and Product at cost.

          (V)  Upon early termination of this Agreement by Novartis pursuant to article 11.2, 11.3 or 11.4 above and at Novartis's election, MIP shall grant to Novartis, a non-exclusive, world-wide, royalty-bearing license to any MIP New Intellectual Property, including but not limited to pre-clinical and clinical trial results and regulatory files and filings related to Product and Compound as set forth in article 7.6(c).. In addition, MIP shall provide at Novartis' request, the reasonable assistance of appropriate MIP personnel in connection with the transfer therewith.

          (VI) INVENTORY. Notwithstanding the foregoing, upon early termination of this Agreement pursuant to articles 11.2 or 11.3 and unless MIP exercises its right under article 11.5(a) (iii) in which case this article does not apply, MIP shall have the right to sell all remaining

               Product in its inventory within six (6) months after the date of termination, subject to the payment to Novartis of the amounts specified in article 5. Thereafter, MIP agrees to destroy any remaining supply of Product at Novartis' request.

                                   ARTICLE XII

                          INDEMNIFICATION AND INSURANCE

12.1 MIP will indemnify, defend and hold Novartis harmless from and against any and all costs, losses, claims, liabilities, fines, penalties, damages, expenses, court costs, interest, and reasonable fees and disbursements of counsel, consultants, and expert witnesses ("Damages") incurred or suffered by Novartis arising out of or resulting from: (i) MIP's breach of a material term if this Agreement; (ii) MIP's breach of any of its representations or warranties hereunder; or (ii) the development, manufacture, handling, use, marketing, sale or other disposition, of Compound and/or Product by any of MIP, its Affiliates, Sub-licensees, and their contractors in the MIP Field except to the extent that such Damages are due to Novartis' or Novartis' directors', officers', employees', or Affiliates' negligence or wilful misconduct.

12.2 Novartis will indemnify, defend and hold MIP harmless from and against any and all Damages incurred or suffered by MIP arising out of or resulting from: (i) Novartis' breach of a material term if this Agreement; (ii) Novartis' breach of any of its representations or warranties hereunder or failure to perform duly and punctually any of its covenants, agreements, or undertakings contained in this Agreement; except to the extent that such Damages are due to MIP's or MIP's directors', officers', employees', or Affiliates' negligence or wilful misconduct.

12.3 The Parties agree as follows:

     (A) Each Party shall give the other Party prompt written notice of any claim or threat of claim it receives with respect to any matter for which it may be entitled to indemnification, and the indemnifier shall thereafter defend or settle (subject to article 12.3.(d)) any such claim at the indemnifier's sole expense, with counsel selected by the indemnifier. In the defence or settlement of any such claim, the indemnified Party shall co-operate with and assist the indemnifier to the extent reasonably possible, but the indemnifier shall bear and pay any and all expenses incurred by the indemnified Party in providing such co-operation and assistance, either directly or upon request of the indemnified Party who has incurred such expense. Failure to give notice shall not constitute a defence, in whole or in part, to any claim by any indemnified person hereunder except to the extent the rights of the indemnifier are materially prejudiced by such failure to give notice.

     (B) Notwithstanding the foregoing, upon any claim being made by a person not a Party to this Agreement (and not an Affiliate of a Party) with respect to any matter to which the foregoing indemnities relate, the indemnified Party may make settlement of such claim on not less than 30 days prior written notice of the proposed terms thereof to the indemnifier; provided, however, that if within said 30-day period the indemnifier shall have requested the indemnified Party not to settle such claim and to deny such claim, the indemnified Party will promptly comply and the indemnifier shall have the right to defend the claim at the indemnifier's sole expense and with counsel reasonably acceptable to the indemnified Party. In the event that the indemnifier has not responded to such notice within such 30-day period, such absence of response shall be deemed a written consent to the proposed settlement.

     (C) Notwithstanding that the indemnifier has assumed the defence of any claim with counsel selected by the indemnifier, the indemnified Party shall have the right to employ its own counsel, at its sole expense. If, in good faith, an indemnified Party concludes that there are specific defences available to the indemnified Party which are different from or in addition to those available to the indemnifier with respect to the scope of the foregoing indemnities, then such indemnified Party shall have the right to direct the defence of any such defence of any such claim and each Party shall pay all its own costs, fees and damages.

     (D) Neither Party will conduct itself in a way that could prejudice the defense of any such claims or threats.

12.4 References in this Article 12 to a Party that may be entitled to indemnification shall also include its Affiliates and its and their officers, directors, employees and agents.

12.5

     (A) The Parties agree to maintain insurance, including but not limited to product liability insurance and Clinical Trial insurance in the case of MIP, with respect to their activities hereunder. Such insurance shall be in such amounts and subject to such deductibles based upon standards prevailing in the industry at the time.

     (B) The Parties may satisfy its obligations under this article through self-insurance to the same extent.

12.6 LIMITATION OF DAMAGES. Neither Party or its affiliates shall have any liability for any special, incidental, or consequential damages, including, but not limited to the loss of opportunity, revenue or profit, in connection with or arising out of this Agreement, even if it shall have been advised of the possibility of such damages.

                                  ARTICLE XIII

                 INFORMATION ON CLINICAL SAFETY AND EPIDEMIOLOGY

13.1 MIP shall be fully responsible for ensuring compliance with all pharmacovigilance obligations, including the holding and maintaining of the global safety database for the Product. Within thirty days (30) of the Effective date, Novartis will provide a paper copy of the global safety database relating to the Product to MIP.

                                   ARTICLE XIV

                         GOVERNING LAW AND JURISDICTION

14.1 The construction, validity and performance of this Agreement will be governed in all respects by Swiss Law. All disputes arising out of or affecting this Agreement which cannot be resolved amicably shall be submitted to the exclusive jurisdiction of the courts of Basel-Stadt, Switzerland, should Novartis be the defendant, and of the courts of Massachusetts, should MIP be the defendant.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

15.1 CONDITIONAL AGREEMENT. The execution of the Termination Letter and the agreement between MIP and MMI which shall cover the transfer of all data, information and any Intellectual Property Rights Controlled by MMI to MIP are conditions precedent to the effectiveness and force of this Agreement. Should any of these documents not be completed, this Agreement shall be deemed null and void and neither Party will have any obligation to the other.

15.2 EXHIBIT 3. In the event that Novartis and Krenning enter into the Krenning License, Novartis will notify MIP thereof in writing and the Exhibit 3 shall from receipt of such notification automatically and immediately become a part of this Agreement including the grant by Krenning and Novartis to MIP of an exclusive world-wide royalty bearing licence under the Generic Patent, with the right to grant sub-licenses, to develop, have developed, offer for sale, offer for distribution, to use, sell, import, export, manufacture, distribute and commercialise the Compound and the Product, and all of the terms set out in
     Exhibit 3. This Agreement shall then be deemed amended accordingly.

15.3 WAIVER. The failure on the part of MIP or Novartis to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the non-waiving Party.

15.4 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, or any other cause beyond the reasonable control of the affected Party. If a force majeure circumstance persists for more than 12 months, the Parties shall discuss in good faith about termination of this Agreement.

15.5 SEVERABILITY. It is the intention of the Parties to comply with all applicable laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

15.6 GOVERNMENT ACTS. In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of MIP or Novartis under this Agreement, the Party, if any, not so affected shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the Parties to make such modifications to this Agreement as may be necessary to fairly address the impact thereof, after a reasonable period of time are not successful in producing mutually acceptable modifications to this Agreement.

15.7 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the consent of the other Party, (i) to any of its Affiliates, if the assigning Party guarantees the full performance of its Affiliates' obligations hereunder or (ii) in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company. In all cases the assigning Party shall provide the other Party with prompt notice of any such assignment. Any purported assignment in contravention of this article shall, at the option of the non assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.

15.8 COUNTERPARTS. This Agreement may be executed in two copies, both of which shall be deemed to be originals, and all of which shall constitute one and the same Agreement.

15.9 NO AGENCY. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between Novartis and MIP. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale Compound or Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

15.10 NOTICE. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as designated by one Party to the other by notice pursuant hereto, by internationally recognized courier or by prepaid certified, air mail (which shall be deemed received by the other Party on the seventh Day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on or before the next following day:

     If to Novartis, at:
          Novartis Pharma AG
          Lichtstrasse 35
          CH-4056 Basel, Switzerland
          Attn: Head of BD&L

     With a copy to:
          Novartis Pharma AG
          Lichtstrasse 35
          CH-4056 Basel, Switzerland
          Attn: General Counsel

     If to MIP at:
          Molecular Insight

          Pharmaceuticals, Inc.
          160 Second Street
          Cambridge, MA 02142 USA
          Attn: VP Commercial and Business Development

     With a copy to:
          Joshua A. Kalkstein, Esq.
          Robinson & Cole LLP
          One Boston Place
          Boston, MA 02108 USA

15.11 SURVIVAL. Except where explicitly provided elsewhere herein, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations, including the payment of any sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

15.12 HEADINGS. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

15.13 ENTIRE AGREEMENT. This Agreement together with its Exhibits shall supersede any prior agreement between the Parties and constitutes the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties. However the terms of this Agreement shall prevail over any conflicting terms contained in any of the Exhibits.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Novartis Pharma AG


                                      By: /s/ J.M. Sequier
                                          --------------------------------------
                                      Name:  J.M. Sequier
                                            ------------------------------------
                                      Title: Business Developing & Licensing
                                             -----------------------------------


                                      By:  /s/ Robert E. Pelzer
                                          --------------------------------------
                                      Name: Robert E. Pelzer
                                            ------------------------------------
                                      Title: General Counsel, Novartis Pharma AG
                                             -----------------------------------


Molecular Insight Pharmaceuticals Inc.


                                      By:  /s/ David S. Barlow
                                          --------------------------------------
                                      Name:  David S. Barlow
                                            ------------------------------------
                                      Title:  Chairman & CEO
                                             -----------------------------------

                                    Exhibit 1
                                     Patent

                                   EXHIBIT 1A

                          1. Generic Patent (100-7382)

COUNTRY           GRANT. DATE    PATENT NO.   EXP. DATE
-------           -----------   -----------   ---------
Australia         04.06.93      633859        04.12.09
Austria           09.12.97      403476        30.11.09
Belgium           20.11.90      1002296       05.12.09
Canada            22.02.00      2004532       04.12.09
Cyprus            01.12.95      1893          01.12.09
Denmark           30.08.04      175338        05.12.09
Finland           30.09.98      101967        11.07.14
Finland           31.12.98      102540        04.12.09
France            21.04.95      8915993       04.12.09
Germany           20.04.06      3991505       30.11.09
Great Britain     20.01.93      2225579       01.12.09
Greece            26.11.96      1002475       05.12.09
Hong Kong         21.12.95      1899/95       01.12.09
Hungary           20.09.95      211468        01.12.09
Ireland           05.12.94      62091         04.12.09
Israel            25.09.94      92534         04.12.09
Italy             19.10.93      1239285       05.12.09
Japan             10.06.05      3686503       04.12.09
Japan             05.12.97      2726320       04.12.09
Korea-South       22.07.98      156541        22.07.13
Luxemburg         18.09.91      87633         05.12.09
Malaysia          31.03.95      106120        31.03.10
Netherlands       03.04.03      194828        04.12.09
New Zealand       20.01.94      231623        04.12.09
Nigeria           13.04.93      10732         05.12.09
Pakistan          21.03.92      132014        05.12.00
Philippines       07.05.96      29649         07.05.13
Poland            28.09.93      163432        04.12.09
Portugal          20.10.95      92487         20.10.10
Saudi Arabia*                                 01.01.09
Singapore         15.04.97      38709         01.12.09
South Africa      28.08.91      89/9285       05.12.09
Spain             22.11.91      2023533       05.12.09
Sweden            09.11.98      8904087-7     04.12.09
Switzerland       30.08.91      678329-6      30.11.09

COUNTRY           GRANT. DATE    PATENT NO.   EXP. DATE
-------           -----------   -----------   ---------
Tanganyika        30.09.97      2533          01.12.09
Trinidad+Tobago   14.11.95      78/95         01.12.09
USA               19.05.98      5753627       06.06.15
USA               07.07.98      5776894       07.07.15

*    Saudi Arabia: patent application still pending, filing number 95160495

                            EXHIBIT 1A (CONTINUATION)
                       2. Additional Use Patent (118-7595)

COUNTRY           GRANT. DATE   PATENT NO.   EXP. DATE
-------           -----------   ----------   ---------
Belgium           05.01.93      1004645      19.02.11
France            20.01.95      9101993      18.02.11
Germany*                                     13.02.11
Great Britain     20.04.94      2241167      18.02.11
Hong Kong         10.04.97      434/97       18.02.11
Italy             15.07.94      1244496      19.02.11
Japan             15.03.02      3288055      21.02.11
Switzerland       28.02.94      683318-4     19.02.11
USA               26.09.00      6123916      26.09.17

*    Germany: patent application still pending. Filing number: P4104308.1

                                   EXHIBIT 1B
                            Novartis Specific Patent

COUNTRY           APPL. DATE     APPL.NO.    GRANT. DATE    PATENT NO.    EXP. DATE
-------           ----------   -----------   -----------   ------------   ---------
Argentina         05.09.95     333413        22.03.04      AR256010M      05.09.15
Australia         04.09.95     30414/95      24.06.99      703057         04.09.15
Austria           04.09.95     95810545.4    07.03.01      714911         04.09.15
Belgium           04.09.95     95810545.4    07.03.01      714911         04.09.15
Brazil            05.09.95     PI9503936-8   22.06.04      PI9503936-8    05.09.15
Canada            05.09.95     2157530                                    05.09.15
Chile             05.09.95     1351/95       10.10.00      40732          10.10.15
China             05.09.95     115610/95     19.01.05      ZL95115610.1   05.09.15
Colombia          05.09.95     95040393      30.07.01      27134          05.09.15
Czech Republic    04.09.95     PV1995-2263   14.06.00      287012         04.09.15
Denmark           04.09.95     95810545.4    07.03.01      714911         04.09.15
Ecuador           05.09.95     SP 95-1528    20.06.97      PI 97-1158     05.09.15
Europe            04.09.95     95810545.4    07.03.01      714911         04.09.15
Finland           04.09.95     4147/95       13.10.06      117424         04.09.15
France            04.09.95     95810545.4    07.03.01      714911         04.09.15
Germany           04.09.95     69520256.1    07.03.01      714911         04.09.15
Great Britain     04.09.95     95810545.4    07.03.01      714911         04.09.15
Greece            04.09.95     95810545.4    07.03.01      714911         04.09.15
Hungary           04.09.95     2577/95       10.05.00      218284         04.09.15
India             24.08.95     1092/MAS/95                                24.08.15
Ireland           04.09.95     95810545.4    07.03.01      714911         04.09.15
Israel            04.09.95     115154        14.11.00      115154         04.09.15
Italy             04.09.95     95810545.4    07.03.01      714911         04.09.15
Japan             05.09.95     227906/95     07.04.00      3054346        05.09.15
Korea-South       05.09.95     28905/95      27.11.02      364111         05.09.15
Luxemburg         04.09.95     95810545.4    07.03.01      714911         04.09.15
Malaysia          05.09.95     PI95002626                                 05.09.15
Mexico            04.09.95     9503785       29.03.00      195731         04.09.15
Netherlands       04.09.95     95810545.4    07.03.01      714911         04.09.15
New Zealand       04.09.95     272919        17.04.97      272919         04.09.15
Norway            04.09.95     19953457      23.02.04      316569         04.09.15
Pakistan          03.09.95     467/95        03.09.97      134791         06.09.10
Peru              04.09.95     277844        28.02.01      001736         04.09.15
Philippines       04.09.95     51237         29.10.04      1-1995-51237   29.10.21
Poland            04.09.95     P310274       10.05.01      182434         04.09.15
Portugal          04.09.95     95810545.4    07.03.01      714911         04.09.15
Russia            04.09.95     95114740      13.04.00      2156774        04.09.15
Singapore         04.09.95     9501282-9     16.11.01      50356          04.09.15
Slovak Republic   04.09.95     1088/95       04.11.03      283774         04.09.15
Slovenia          04.09.95     P9530491      07.03.01      714911         04.09.15
South Africa      06.09.95     95/7475       28.05.97      7475/95        06.09.15
Spain             04.09.95     95810545.4    07.03.01      714911         04.09.15
Sweden            04.09.95     95810545.4    07.03.01      714911         04.09.15

COUNTRY           APPL. DATE     APPL.NO.    GRANT. DATE    PATENT NO.    EXP. DATE
-------           ----------   -----------   -----------   ------------   ---------
Switzerland       04.09.95     95810545.4    07.03.01      714911         04.09.15
Taiwan            08.09.95     84-109395     16.08.00      114095         08.09.15
Thailand          04.09.95     27824/95      08.01.02      11623          04.09.15
Turkey            06.09.95     1094/95       22.04.02      TR199501094B   06.09.15
USA               23.04.97     09/609844     21.08.01      6277356        01.09.15
USA               23.04.97     08/842125     06.02.01      6183721        01.09.15
Venezuela         06.09.95     1572-95       08.01.99                     06.09.15

                                    Exhibit 2

                               Novartis Know - How

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  08/10/2006  This Annual Report covers the period June 11, 2005 through June         142
                                  10, 2006 (PS)

53,442  90 Y-SMT 487  04/07/2006  Request for a Type C meeting to discuss the future development of       141
                                  OctreoTher on April 11, 2006.

53,442  90 Y-SMT 487  03/15/2006  FDA LETTER stating that NVS request for meeting, dated March 1, 2006, is premature due to FDA unanswered questions, which were discussed in the May 20, 2005 teleconference related to the drug development for
                                  OctreoTher.

53,442  90 Y-SMT 487  03/01/2006  Request for a Type A meeting to discuss the future development of       140
                                  OctreoTher.

53,442  90 Y-SMT 487  07/29/2005  E-MAIL outlining interactions (TELECONS) between NVS and the Agency.
                                  July 29 telecon updated FDA on NVS senior management decision to seek a development partner for SMT487 and confirmed that serial no 138 should be archived for future reference.

53,442  90 Y-SMT 487  07/26/2005  This Annual Report covers the period June 11, 2004 to June 10, 2005.    139
                                  No information.

53,442  90 Y-SMT 487  07/11/2005  TELECON with FDA to followup on discussion regarding NVS submission dated 5/16/2005 (SN 138), which responds to a request for additional information prior to making a decision on the Subpart H applicability.
                                  (86 vols, 1 CD). FDA commented that the meeting minutes as documented in email of May 24, 2005 were satisfactory and reflected the
                                  Division's thinking that the project was in Phase 1/2 development.

53,442  90 Y-SMT 487  06/16/2005  TELECON with FDA (v-mail message left) to followup on discussion regarding NVS submission dated 5/16/2005 (SN 138), which responds to a request for additional information prior to making a decision on the
                                  Subpart H applicability. (86 vols, 1 CD). Updated FDA that Senior
                                  Management has not met for the team to present proposals.

53,442  90 Y-SMT 487  06/16/2005  TELECON (June 15-16, 2005) with FDA concerning receipt of amendment to the orphan drug application submitted June 6, 2005. FDA left a voice-mail on June 16, 2005 confirming receipt of the amendment.

53,442  90 Y-SMT 487  05/27/2005  TELECON with FDA (v-mail message left) to followup on discussion regarding NVS submission dated 5/16/2005 (SN 138), which responds to a request for additional information prior to making a decision on the
                                  Subpart H applicability. (86 vols, 1 CD). (Serial No. 138).

53,442  90 Y-SMT 487  05/24/2005  TELECON w/FDA to discuss the NVS submission dated 5/16/2005 (SN 138), which responds to a request for additional information prior to making a decision on the Subpart H applicability. (86 vols, 1 CD). During this discussion, FDA stated they are willing to work with the company, but several issues needed to be resolved prior to moving ahead.

53,442  90 Y-SMT 487  05/24/2005  E-MAIL to FDA regarding information discussed in telecon on May
                                  20, 2005 and to notify FDA that NVS will require additional time to discuss comments internally and will contact FDA when NVS is ready to have a telecon.

53,442  90 Y-SMT 487  05/20/2005  TELECON with FDA to discuss NVS submission dated May 16, 2005. in response to FDA questions dated August 27, 2003

53,442  90 Y-SMT 487  05/16/2005  Response for FDA request for information. Submission consist of 86      138
                                  volumes.

53,442  90 Y-SMT 487  03/03/2005  TELECON with FDA to discuss format for sending responses to FDA request dated August 27, 2003.

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  02/16/2005  TELECON with FDA to discuss FDA FAX dated August 27, 2003 regarding submission dated July 22, 2003. Confirmed number of paper copies, as well as e-copies required by FDA.

53,442  90 Y-SMT 487  10/20/2004  New Investigator to Study No. 2201:Dr. A. Khorana replaces C. Newman;   137         2201 2202
                                  Study No. 2202: Dr. A. Khorana replaces C. Newman.

53,442  90 Y-SMT 487  07/29/2004  [FRANCE] Dr. Lebtahi: Hypotension, diarrhoea, vomiting,                 136         2202
                                  hyperglycaemia, hypokalaemia, blood bicarbone decreased; Follow-up#2

53,442  90 Y-SMT 487  07/07/2004  This Annual Report covers the period June 11, 2003 through June 10,     135
                                  2004. Includes clinical study information and preclinical study information.

53,442  90 Y-SMT 487  07/06/2004  [AUSTRALIA] Dr. Michael Kitchener: Pancytopenia; Follow-up#1            134         0103

53,442  90 Y-SMT 487  12/01/2003  Dr. Larry Kvols; Malignant neoplasm progression, malabsorption,         133         B151
                                  cauda equina syndrome, spondylitis NOS, ammonia increased, prothrombin time prolonged, blood sodium decreased, thrombocytopenia, malnutrition
                                  NOS, rigors, pyrexia, asthenia, anaemia NOS, weight decreased, oedema peripheral, spinal compression fracture, mastoiditis NOS, neurological
                                  NOS, balance impaired NOS, agitation, confusional state; Follow-up#1

53,442  90 Y-SMT 487  10/28/2003  Dr. Larry Kvols; Weight decreased, malabsorption, thrombocytopenia,     132         B151
                                  malignant neoplasm progression, cauda equina syndrome, spondylitis
                                  NOS, ammonia increased, prothrombin time prolonged, blood sodium decreased, malnutrition NOS, rigors, pyrexia, asthenia, anaemia NOS, oedema peripheral, spinal compression fracture, mastoiditis NOS, neurological disorder NOS, balance impaired NOS, agitation, confusional state.

53,442  90 Y-SMT 487  10/21/2003  Fax to FDA. 7-Day Safety Report.

53,442  90 Y-SMT 487  09/05/2003  This Annual Report covers the period June 11, 2002 through June         131
                                  10, 2003. Includes clinical study information, preclinical study information, general investigational plan for the coming year, investigator's brochure and a foreign marketing developments.

53,442  90 Y-SMT 487  08/27/2003  FAX from FDA containing clinical comments concerning the submission dated July 22, 2003.

53,442  90 Y-SMT 487  08/20/2003  Submission of pharmacology report entitled, "Inhibition of specific     130
                                  P450 enzyme activities by SMT487 in human liver microsomes".

53,442  90 Y-SMT 487  08/04/2003  [BELGIUM] Prof. Dr. S. Pauwels; Trombotic microangiopathy NOS, renal    129         B151
                                  failure NOS, glomerulosclerosis NOS, hypertension NOS, proteinuria, creatinine renal clearance decreased; Follow-up#1

53,442  90 Y-SMT 487  07/22/2003  Correspondence asking for the Division's feedback on the Subpart        128
                                  H filing strategy proposal provided.

53,442  90 Y-SMT 487  07/18/2003  [BELGIUM] Prof. Van Cutsem: Metabolic encephalopathy NOS, hepatic       127         2202
                                  necrosis, urinary tract infection NOS, somnolence, blood bilirubin increased, memory impairment, hepatic encephalopathy, confusional state, pyrexia, coma, brain oedema, ammonia increased; Follow-up#3

53,442  90 Y-SMT 487  03/31/2003  FDA LETTER concerning the issues involving the drug development for carcinoid and islet cell patients who are refractory to somatostatin analogue treatment.

53,442  90 Y-SMT 487  03/20/2003  FDA minutes of a meeting held on March 20, 2003, to discuss issues with the drug development program.

53,442  90 Y-SMT 487  03/18/2003  FAX to FDA containing information for the March 20, 2003, meeting.

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  03/18/2003  FAX to FDA containing responses to clinical questions 1 & 3 faxed
                                  March 14, 2003.

53,442  90 Y-SMT 487  03/14/2003  Response to FDA requests for information on an initial and follow-up    126
                                  Safety Report for case PHHO2002GB09656 (Serial No. 123 & 125).

53,442  90 Y-SMT 487  03/14/2003  FAX from FDA containing clinical requests in preparation to the March
                                  20, 2003, meeting.

53,442  90 Y-SMT 487  03/12/2003  [GREAT BRITAIN] Dr. M. Caplin; Fluid overload, phlebothrombosis,        125         2201
                                  malignant neoplasm progression, cardiac failure congestive, anuria, renal failure NOS, pulmonary congestion, cardio-respiratory arrest, dyspnoea NOS, pulmonary embolism; Follow-up#1

53,442  90 Y-SMT 487  03/04/2003  Replacement questions for the Type C meeting scheduled March 20, 2003.  124

53,442  90 Y-SMT 487  02/26/2003  [GREAT BRITAIN] Dr. M. Caplin; Fluid overload, phlebothrombosis,        123         2201
                                  malignant neoplasm progression, cardiac failure congestive, anuria, renal failure NOS, pulmonary congestion, cardio-respiratory arrest, dyspnoea NOS, pulmonary embolism.

53,442  90 Y-SMT 487  02/26/2003  FAX from FDA containing clinical comments on safety report dated
                                  February 19, 2003.

53,442  90 Y-SMT 487  02/19/2003  This Briefing Book is being submitted in preparation for the scheduled  122
                                  Type C meeting on March 20, 2003, to discuss the interim results of our Phase I/II development program and the potential for these data to support a filing.

53,442  90 Y-SMT 487  02/19/2003  FAX to FDA. (7-Day Safety Report).

53,442  90 Y-SMT 487  02/06/2003  In reference to the Type B meeting request (Serial No. 120), this       121
                                  correspondence asks the Division to reconsider Novartis' request to include a representative from the Division of Oncology Drug Products.

53,442  90 Y-SMT 487  01/31/2003  FDA LETTER containing meeting specifics in response to request dated January 16, 2003.

53,442  90 Y-SMT 487  01/16/2003  Request for a Type B meeting with the Division to discuss the interim   120
                                  results of Phase I/II development program.

53,442  90 Y-SMT 487  11/06/2002  This correspondence informs FDA that the regulatory responsibility      119
                                  for this product has been transferred from R. Konecne to M.
                                  Propsner.

53,442  90 Y-SMT 487  10/21/2002  This Annual Report covers the period June 11, 2001 through June 10,     118
                                  2002. Includes preclinical and clinical study/safety information and a revised Investigator's Brochure dated May 31, 2002.

53,442  90 Y-SMT 487  10/01/2002  This submission responds to the FDA request for additional information  117 on the safety report for case PHEH2002US04426.

53,442  90 Y-SMT 487  09/30/2002  Dr. Stanley Goldsmith; Tumour necrosis, skin fissures, wound drainage;  116         103
                                  Follow-up#2

53,442  90 Y-SMT 487  09/24/2002  [France] Dr. Eric Baudin; Hypothermia, hypoxia, Follow up #1            115         2202

53,442  90 Y-SMT 487  09/13/2002  [France] Dr. Lebtahi; Hypotension NOS, diarrhoea NOS, vomiting          114         2202
                                  NOS, hyperglycaemia NOS, hypokalaemia, follow up #1

53,442  90 Y-SMT 487  09/12/2002  [France] Dr. Eric Baudin; Hypothermia, hypoxia                          113         2202

53,442  90 Y-SMT 487  09/04/2002  [France] Dr. Eric Baudin; hypothermia, hypoxia. (7 day report)                      2202

53,442  90 Y-SMT 487  09/04/2002  [France] Dr. Borson-Chazot; Carcinoid syndrome,oedema NOS               112         2202
                                  anaemia NOS, condition aggravated, hypotension NOS,
                                  oliguria,diarrhoea NOSoedema NOS diarrhoea NOS,
                                  hyponatraemia; follow-up 2

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  09/03/2002  [France] Dr. Eric Baudin; Carcinoid syndrome, metastatic pain           110         2202
                                  flushing, hypotension NOS, bone pain aggravated, abdominal pain NOS.
                                  FOLLOW UP #2

53,442  90 Y-SMT 487  09/03/2002  Dr Thomas O'Dorisio MD; Dehydration, hiccups, pneumonia NOS, pyrexia,   111         2202
                                  white blood cell count increased. FOLLOW UP #2

53,442  90 Y-SMT 487  08/29/2002  Dr Thomas O'Dorisio MD; Dehydration, hiccups, pneumonia NOS, pyrexia,   109         2202
                                  white blood cell count increased. FOLLOW UP #1

53,442  90 Y-SMT 487  06/20/2002  Amendment No. 5 to Study No. 103; Amendment No. 2 to Study No. 2201;    108         103 2201
                                  Amendment No. 2 to Study No. 2202; Investigator's Brochure Edition 5,
                                  dated May 31, 2001.

53,442  90 Y-SMT 487  06/20/2002  [United Kingdom] Dr. McCance; Protocol No. SMT487A 2202; carcinoid      107         2202
                                  syndrome, collase, sweating increased, hypotension NOS, cardiac output decreased, pallor; follow-up

53,442  90 Y-SMT 487  06/12/2002  [France] Dr. Lebtahi; Carcinoid sydrome, chest pain, diarrhoea NOS,     106         2202
                                  vomiting NOS, asthenia, hyperglycaemia NOS, sweating increased, flushing, back pain, follow up #1

53,442  90 Y-SMT 487  06/11/2002  New investigators to Study No. 2201: Drs. A. B. Benson and T.           103         2201
                                  O'Dorisio

53,442  90 Y-SMT 487  05/30/2002  Dr. Stanley Goldsmith; Protocol No. SMT487A 103; tumour necrosis, skin  104         103
                                  fissures, wound drainage; follow-up

53,442  90 Y-SMT 487  05/28/2002  [France] Dr. Lebtahi; Protocol No. SMT487A 2202; chest pain, diarrhoea  103         2202
                                  NOS, vomiting NOS, asthenia, hyperglycaemia NOS, sweating increased, flushing, back pain

53,442  90 Y-SMT 487  05/22/2002  Dr. Stanley Goldsmith; Protocol No. SMT487A 103; skin fissures,         102         A103
                                  wound drainage

53,442  90 Y-SMT 487  04/29/2002  [GREAT BRITAIN] Dr. McCance; Carcinoid syndrome, collapse, sweating     101         2202
                                  increased, hypotension NOS, cardiac output decreased, pallor.

53,442  90 Y-SMT 487  04/15/2002  TELECON with FDA to discuss a suspected serious adverse event report;
                                  MCN PHHO2002GB01805

53,442  90 Y-SMT 487  04/12/2002  Dr Thomas O'Dorisio; Dehydration, hiccups, pneumonia NOS, pyrexia,      100
                                  white blood cell count increased.

53,442  90 Y-SMT 487  04/10/2002  New investigator to Study No. 2201: L. Kvols, MD                        099         2201

53,442  90 Y-SMT 487  03/29/2002  [Great Britain] Dr. McCance; Protocol No. SMT487A 2202;                 098         2202
                                  Carcinoid syndrome, collapse, sweating increased, htpotension NOS, cardiac output decreased, pallor; follow-up

53,442  90 Y-SMT 487  03/27/2002  FAX from FDA containing responses to the Novartis' discussion questions and additional Division comments.

53,442  90 Y-SMT 487  03/25/2002  FAX from FDA containing a literature reference for the teleconference scheduled for March 25, 2002.

53,442  90 Y-SMT 487  03/25/2002  FAX from FDA containing FDA attendees at the March 25, 2002, teleconference.

53,442  90 Y-SMT 487  03/21/2002  This Briefing Book is being submitted in preparation for the            097
                                  teleconference scheduled for March 25, 2002, to discuss the development program for this product.

53,442  90 Y-SMT 487  03/21/2002  [Great Britain] Dr. McCance; Carcinoid syndrome, collapse, sweating     096         2202
                                  increased, htpotension NOS, cardiac output decreased, pallor

53,442  90 Y-SMT 487  03/13/2002  FAX to FDA of a 7-Day Safety Report; Protocol No. SMT487A 2202;                     2202
                                  carcinoid syndrome, collapse, sweating increased, hypotension NOS, cardiac output decreased, pallor

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  03/01/2002  New investigator to Study No. 2202: T. O'Dorisio                        095         2202

53,442  90 Y-SMT 487  02/21/2002  In preparation for the March 25, 2002, teleconference, this             094
                                  submission contains briefing materials to support the discussion of the development program for this product.

53,442  90 Y-SMT 487  02/14/2002  New investigator to Study No. 2202: I. Modlin, MD. Changes in FDA form  093         2201 2202
                                  1572 to Studies No. 2201 and 2202

53,442  90 Y-SMT 487  01/31/2002  Amendment No. 2 to Study No. B101.                                      092         B101

53,442  90 Y-SMT 487  01/31/2002  FDA LETTER scheduling a type C meeting in response to the January 25,
                                  2002, request for a type B meeting.

53,442  90 Y-SMT 487  01/25/2002  Type B meeting request (end of Phase I/II) in order to assess if the    091
                                  current development program will be acceptable for registration.

53,442  90 Y-SMT 487  01/15/2002  [France] Dr. Eric Baudin; Protocol No. SMT487A 2202; carcinoid          090         2202
                                  syndrome, metastatic pain, flushing, hypotension NOS; follow-up

53,442  90 Y-SMT 487  01/04/2002  FAX from FDA containing chemistry comments on the July 19, 2001, submission.

53,442  90 Y-SMT 487  01/03/2002  New investigator to Study No. 2202: Al B. Benson, MD                    089         2202

53,442  90 Y-SMT 487  12/21/2001  Response to FDA comments regarding Amendment No. 4 to                   088
                                  Protocol No. 0103.

53,442  90 Y-SMT 487  12/11/2001  FAX from FDA containing clinical comments on the submission dated November 28, 2001.

53,442  90 Y-SMT 487  12/11/2001  [Australia] Dr. Rodney Hicks; Protocol No. CSMT487 0103; cystitis       087         0103
                                  NOS, dysuria, micturition urgency, urine low decreased; follow-up

53,442  90 Y-SMT 487  12/11/2001  [France] Protocol No. SMT487A 2202; carcinoid syndrome,                 086         2202
                                  metastatic pain

53,442  90 Y-SMT 487  12/10/2001  Amendment No. 1 to Protocol 2201.                                       085         2201

53,442  90 Y-SMT 487  12/10/2001  Amendment No. 1 to Protocol 2202                                        084         2202

53,442  90 Y-SMT 487  12/04/2001  [France] Dr. Borson-Chazot; Protocol No. SMT487A 2201; carcinoid        083         2201
                                  syndrome, anaemia NOS, condition aggravated, hypotension NOS, oliguria, oedema NOS diarrhoea NOS, hyponatraemia; follow-up

53,442  90 Y-SMT 487  11/29/2001  New investigator to Study No. 0103: I. Modlin, MD                       082         0103

53,442  90 Y-SMT 487  11/28/2001  Amendment No. 4 to Study No. 0103                                       081         0103

53,442  90 Y-SMT 487  11/27/2001  [France] Dr. Borson-Chazot; Protocol No. SMT487A 2201; carcinoid        080         2201
                                  syndrome, condition aggravated, hypotension NOS, oliguria, anaemia NOS, oedema NOS, hyponatraemia

53,442  90 Y-SMT 487  11/13/2001  This amendment provides for two new, additional dosage strengths        079
                                  (3330 and 4440 MBq/vial).

53,442  90 Y-SMT 487  11/01/2001  Correspondence informing the Division that Robyn Koecne, DRA,           078
                                  will assume responsibility as the Novartis liaison for this project.

53,442  90 Y-SMT 487  10/31/2001  [Belgium] Prof van Cutsem; Protocol No. SMT487A 2202; metabolic         077         2202
                                  encephalopathy NOS, hepatic necrosis, urinary tract infection NOS, hepatic encephalopathy, confusion, pyrexia, somnolence, coma, ammonia increased, memory impairment, blood bilirubin increased, cerebral oedema; follow-up

53,442  90 Y-SMT 487  10/31/2001  [Belgium] Prof van Cutsem; Protocol No. SMT487A 2202; metabolic         076         2202
                                  encephalopathy NOS, hepatic necrosis, urinary tract infection NOS, hepatic encephalopathy, confusion, pyrexia, somnolence, coma
                                  NEC, ammonia increased, memory impairment, blood bilirubin increased; follow-up

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  10/17/2001  [France] Dr. Lebtahi; Protocol No. SMT487A 2202; hypotension            075         2202
                                  NOS, diarrhoea NOS, vomiting NOS, hyperglycaemia NOS,
                                  hypokalaemia

53,442  90 Y-SMT 487  10/12/2001  New investigators to Study No. 0103: Drs. A. B. Benson, E. Van Cutsem,  074         0103 2201 2
                                  J. Le Cloirec, J-L Baulieu, A. Boneu, D. Le Guludec, B. Chazot, E.
                                  Baudin, A. Rossman, M. Caplin, M. Buxton-Thomas, D. McCance; Study No.
                                  2201: Drs. E. Woltering, C. Newman, E. Van Cutsem, S. Pauwels, J. Le
                                  Cloirec, J-L Baulieu, A. Boneu, D. Le Guludec, B. Chazot, E. Baudin,
                                  A. Grossman, M. Caplin, M. Buxton-Thomas, D. McCance; Study No. 2202:
                                  Drs. C. Newman, J. Le Cloirec, J-L Baulieu, A. Boneu, D. Le Guludec,
                                  B. Chazot, E. Baudin, M. Caplin, M. Buxton-Thomas, D. McCance

53,442  90 Y-SMT 487  10/11/2001  [Australia] Dr. Rodney Hicks; Protocol No. CSMT487 0103; cystitis       073         0103
                                  NOS, dysuria; follow-up

53,442  90 Y-SMT 487  10/10/2001  FAX from FDA containing changes in document serial numbers for three submissions.

53,442  90 Y-SMT 487  10/03/2001  FAX to FDA of a follow-up 7-Day Safety Report: [Australia] Dr. Rodney               0103
                                  Hicks; Protocol No. CSMT487 0103; pancreatic carcinoma NOS, metastases to liver, metastases to spine, condition aggravated, bone pain, performance status decreased, pancytopenia, liver function tests NOS abnormal; follow-up

53,442  90 Y-SMT 487  10/03/2001  [Australia] Dr. Rodney Hicks; Protocol No. CSMT487 0103;                072         0103
                                  pancreatic carcinoma NOS, metastases to liver, metastases to spine, condition aggravated, bone pain, performance status decreased, pancytopenia, liver function tests NOS abnormal; follow-up

53,442  90 Y-SMT 487  10/02/2001  [Australia] Dr. Andrew Davidson; Protocol No. CSMT487 0103;             071         0103
                                  tumour flare, blindness transient, diarrhoea aggravated, weakness;
                                  follow-up

53,442  90 Y-SMT 487  10/02/2001  [Belgium] Prof van Cutsem; Protocol No. SMT487A 2202; metabolic         070         2202
                                  encephalopathy NOS, hepatic necrosis, urinary tract infection NOS, hepatic encephalopathy, confusion, pyrexia, somnolence, coma NEC, ammonia increased, memory impairment

53,442  90 Y-SMT 487  09/13/2001  New investigators to Study No. 0103: Drs. C. Theodossiou, K.            067         0103 2202
                                  Pandya; new investigator to Study No. 2202: Dr. L. Anthony

53,442  90 Y-SMT 487  09/07/2001  Dr. Alan Rebenstock; Protocol No. CSMT487 0103; haemorrhagic                        0103
                                  stroke, thrombocytopenia

53,442  90 Y-SMT 487  09/05/2001  FAX to FDA of a 7-Day Safety Report: [Australia] Dr. Linda                          0103
                                  Milleshkin; Protocol No. CSMT487 0103; pulmonary oedema NOS, hepatic failure, pneumonitis NOS, anaemia NOS, thrombocytopenia, cardiac failure congestive, myocardial infarction, drug ineffective, condition aggravated, dyspnoea NOS, cough

53,442  90 Y-SMT 487  08/31/2001  [Australia] Dr. M. Michael; Protocol No. CSMT487 0103;                  063         0103
                                  Mallory-Weiss syndrome, somatostatinoma, haematemesis,
                                  vomiting NOS; follow-up

53,442  90 Y-SMT 487  08/31/2001  [Australia] Dr. Linda Milleshkin; Protocol No. CSMT487 0103;            064         0103
                                  pulmonary oedema NOS

53,442  90 Y-SMT 487  08/31/2001  FAX to FDA of a 7-Day Safety Report: Dr. Alan Rebenstock;                           0103
                                  Protocol No. CSMT487 0103; haemorrhagic stroke,
                                  thrombocytopenia

53,442  90 Y-SMT 487  08/31/2001  [Australia] Dr. Rodney Hicks; Protocol No. CSMT487 0103; tumour         065         0103
                                  flare, bone pain

53,442  90 Y-SMT 487  08/28/2001  FAX to FDA of a 7-Day Safety Report; Dr. Michael Kitchener;                         0103
                                  Protocol No. CSMT487 0103; pancytopenia

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  08/21/2001  New investigators to Study No. 0103: Drs. S. J. Goldsmith, J. H.        062         0103
                                  Turner, M.Kitchener, S. Pauwels

53,442  90 Y-SMT 487  08/20/2001  This Annual Report covers the period June 11, 2000, through June        061
                                  10, 2001. Includes preclinical and clinical study information.

53,442  90 Y-SMT 487  08/14/2001  FAX to FDA concerning a correction to a Serial Number (Serial No.
                                  58 was corrected to Serial No. 57).

53,442  90 Y-SMT 487  07/31/2001  [Australia] Dr. Rodney Hicks; Protocol No. CSMT487 0103; cystitis       060         0103
                                  NOS, dysuria

53,442  90 Y-SMT 487  07/24/2001  [Australia] Dr. Andrew Davidson; Protocol No. CSMT487 0103;             059         0103
                                  blindness transient, tumour flare, diarrhoea aggravated, weakness

53,442  90 Y-SMT 487  07/19/2001  This proposal for registration stability is in follow-up to the FDA     058
                                  meeting held on June 21, 2001, in reference to the CMC issue discussed in the briefing book.

53,442  90 Y-SMT 487  07/12/2001  [Australia] Dr. M. Michael; Protocol No. CSMT487 0103;                  057         0103
                                  Mallory-Weiss syndrome, somatostatinoma, haematemesis,
                                  vomiting NOS; follow-up

53,442  90 Y-SMT 487  07/11/2001  FAX from FDA containing overheads from the June 21, 2001 meeting.

53,442  90 Y-SMT 487  07/02/2001  [Australia] Dr. M. Michael; Protocol No. CSMT487 0103;                  056         0103
                                  Mallory-Weiss syndrome, haematemesis, vomiting NOS

53,442  90 Y-SMT 487  06/18/2001  FAX to FDA containing a revised list of planned attendees for the
                                  June 21, 2001, meeting.

53,442  90 Y-SMT 487  06/11/2001  FAX from FDA containing comments from the clinical and pharmacology/toxicology reviewers on submission dated February 12,
                                  2001.

53,442  90 Y-SMT 487  06/01/2001  New protocols: Study No. CSMT487A 2201 entitled, "A phase II            054         2201& 2202
                                  open-label multi-center study to evaluate the efficacy and safety of
                                  90Y-SMT 487 in subjects with metastatic insulinoma"; Study No.
                                  CSMT487A 2202 entitled, "A phase II open-label multi-center study to evaluate the efficacy and safety of 90Y-SMT 487 in subjects with symptomatic malignant carcinoid tumors".

53,442  90 Y-SMT 487  05/18/2001  This Briefing Book is being submitted in preparation for the June       053
                                  21, 2001 meeting with the Division. The documentation consists of the registration program, preliminary results from the ongoing Phase I/II studies, protocol outline and specific proposals for consideration.

53,442  90 Y-SMT 487  05/07/2001  In reference to the April 9, 2001, FDA request and the Novartis'        052
                                  response of April 25, 2001, this submission contains the remaining requested information.

53,442  90 Y-SMT 487  05/02/2001  [Neatherlands] Dr. E.P. Krenning; Protocol No. SMTB-151;                051         B151
                                  myelodysplastic snydrome NOS, phlebitis NOS, urinary tract infection
                                  NOS, peptic ulcer, epilepsy NOS, hypokalaemia, hypomagnesaemia, metaboic acidosis NOS, anaemia NOS, leukopenia NOS, thrombocytopenia, pyrexia, shivering, oesophageal stenosis, upper gastrointestinal haemorrhage, hypovolaemic shock, gastritis haemorrhagic melaena;
                                  follow-up #2

53,442  90 Y-SMT 487  04/26/2001  FDA LETTER which schedules a Type B meeting as requested in Novartis'
                                  correspondence of March 30, 2001. Background information is requested.

53,442  90 Y-SMT 487  04/25/2001  In response to an FDA facsimile dated April 9, 2001, this submission    050
                                  contains the requested clinical and pharmacology/toxicology information. (4 vols)

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  04/24/2001  [Neatherlands] Dr. E.P. Krenning; Protocol No. SMTB-151;                049         B151
                                  myelodysplastic syndrome NOS, anaemia Nos, leukopenia NOS, thrombocytopenia; follow-up #1

53,442  90 Y-SMT 487  04/18/2001  Response to clinical comments provided in an FDA facsimile dated        048
                                  April 11, 2001.

53,442  90 Y-SMT 487  04/11/2001  FAX from FDA requesting information on patient No. 1301.

53,442  90 Y-SMT 487  04/10/2001  FAX to FDA containing a list of planned particpants for the teleconference being held today.

53,442  90 Y-SMT 487  04/10/2001  TELECON with FDA to discuss dosimetry issues related to the treatment of pediatric patients.

53,442  90 Y-SMT 487  04/06/2001  New investigators to Study No. 0103: Drs. T. M. O'Dorisio, S. P.        047         0103
                                  Butler

53,442  90 Y-SMT 487  03/30/2001  This correspondence requests a meeting with the Division to             046
                                  discuss the overall development and registration program for patients with metastatic insulinoma and symptomatic malignant carcinoid tumors.
                                  Availability of supporting documentation is also provided.

53,442  90 Y-SMT 487  03/26/2001  Amendment No. 3 to Study No. 0103.                                      045         0103

53,442  90 Y-SMT 487  02/16/2001  This letter authorizes the FDA to refer to this IND to support the      044
                                  conduct of a clinical trial being submitted by S. O'Dorisio, MD.

53,442  90 Y-SMT 487  02/12/2001  [Netherlands] Dr. E. P. Krenning; Protocol No. SMTB 151;                043         B151
                                  myelodysplastic syndrome NOS, anaemia NOS, leukopenia NOS, thrombocytopenia

53,442  90 Y-SMT 487  02/12/2001  [Belgium] Dr. Yamar; Protocol No. SMTB 151; myelodysplastic             042         B151
                                  syndrome NOS, anaemia NOS

53,442  90 Y-SMT 487  02/08/2001  FAX to FDA concerning a life-threatening adverse event:                             B151
                                  [Netherland] Dr. E. P. Krenning; Protocol No. SMTB 151;
                                  myelodysplastic syndrome NOS, anaemia NOS, leukopenia NOS, thrombocytopenia

53,442  90 Y-SMT 487  02/01/2001  Amendment No. 2 to Study No. 0103.                                      041         0103

53,442  90 Y-SMT 487  12/20/2000  Changes in FDA Form 1572 and new investigators to Study No.             040         0103
                                  CSMT487 0103: Drs. D. MacFarlane, D. R. J. Hicks

53,442  90 Y-SMT 487  11/22/2000  This submission is in response to FDA clinical reviewer's               039         B151
                                  comments dated November 13, 2000 regarding protocol SMT B151.

53,442  90 Y-SMT 487  11/13/2000  FAX from FDA containing additional comments from the Clinical
                                  Reviewer concerning Novartis' correspondence dated November 9, 2000.

53,442  90 Y-SMT 487  11/09/2000  This correspondence responds to the clinical comments provided          038
                                  in the October 27, 2000, facsimile.

53,442  90 Y-SMT 487  11/01/2000  New investigator to Study No. CSMT487A 0103: A. Newberg, MD             037         0103

53,442  90 Y-SMT 487  10/20/2000  Amendment No. 1 to Study No. 0103.                                      036         0103

53,442  90 Y-SMT 487  08/22/2000  This Annual Report covers the period June 11, 1999 through June         035
                                  10, 2000. Includes preclinical and clinical study information, manufacturing changes and an Investigator's Brochure dated May 2,
                                  2000.

53,442  90 Y-SMT 487  08/14/2000  New Investigator; Dr. Larry K. Kvols to Study CSMT487A 0103.            034         0103

53,442  90 Y-SMT 487  07/26/2000  This submission contains the minutes of the June 16, 2000,              032
                                  teleconference to discuss the fixed dose regimen planned for Protocol
                                  103 and about the potential renal radiation effects.

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  05/19/2000  This amendment contains updated information on the Final                031
                                  Intermediate and Drug Substance/Drug Products for this IND. Included is a change in the specification limit of incorporated 90Y from 99.5%
                                  to 99.3%; background information and rationale are provided.

53,442  90 Y-SMT 487  04/13/2000  Responses to FDA clinical comments of March 29, 2000, on Study          030         B103
                                  SMT B103, Serial No. 029, submitted March 1, 2000.

53,442  90 Y-SMT 487  03/29/2000  FDA Fax: Requesting responses to the FDA clinical comments for submission Serial No. 029, dated March 1, 2000;

53,442  90 Y-SMT 487  03/01/2000  New protocol for Study No. CSMT487A 0103 entitled: A phase II,          029         0103
                                  open-label, multi-center study to determine the efficacy of 90Y-SMT
                                  487 administered intravenously to patients with refractory small cell lung or advanced metastatic breast cancer expressing somatostatin receptors as determined by OctreoScan scintigraphy.

53,442  90 Y-SMT 487  08/25/1999  This Annual Reports covers the period June 11, 1998 through June        028
                                  10, 1999. Included are clinical and preclinical information, CMC changes and an Investigator's Brochure.

53,442  90 Y-SMT 487  08/02/1999  Fax to FDA providing additional information on safety report requested in a fax July 30, 1999.

53,442  90 Y-SMT 487  07/30/1999  FAX from FDA requesting additional information on safety report submitted June 1, 1999.

53,442  90 Y-SMT 487  06/01/1999  (Belgium) Pauwels, S.; thrombotic microangiopathy nos,                  027
                                  glomerulonephritis.

53,442  90 Y-SMT 487  03/25/1999  Annual Report covering the period from June 11, 1997 through            026
                                  June 10, 1998. Also includes Pre-clinical, and General Investigational
                                  Plan for the Coming Year information.

53,442  90 Y-SMT 487  03/04/1999  Submitted a copy of the minutes from the FDA Teleconference on                      B151
                                  March 4, 1999 to resolve dosing issues and reach agreement on a clinical development plan to allow continuation of dose escalation in study B151 and inclusion of patients with antibodies to octreotide.

53,442  90 Y-SMT 487  02/16/1999  Submitted Amendment No. 6 to Protocol SMT B151. Also submitted          025         B151
                                  a copy of the Novartis meeting minutes.

53,442  90 Y-SMT 487  01/14/1999  Submitted proposed revisions to Study SMT B151 discussed at the         024         B151
                                  January 7, 1999 meeting regarding dose escalation and inclusion of patients with antibodies to Study SMT B151.

53,442  90 Y-SMT 487  01/05/1999  Submitted a copy of the update on Kantonsspital-Basel clinical study and updated tracking and dosing information for Study SMT B151 in preparation for the 1/7/99 meeting which provides an update to information provided in Novartis' 12/9/98 briefing document.

53,442  90 Y-SMT 487  12/09/1998  Submitted copies of the briefing documentation for the January 7,       023
                                  1999 meeting with the Division.

53,442  90 Y-SMT 487  11/11/1998  Submitted by fax a protocol summary describing how 111In-SMT
                                  487 and L-lysine are to be administered and a proposed list of CMC documentation used to support the use these products in an additional
                                  Phase I biodistribution study discussed in the 10/26/98
                                  correspondence.

53,442  90 Y-SMT 487  10/26/1998  Submitted a request for a meeting with the Division to discuss          022
                                  Novartis' proposal for continuation of dosing beyond the imposed limit.

53,442  90 Y-SMT 487  09/17/1998  Submitted by Fax to the FDA information requested in their August
                                  18, 1998 letter regarding pre- and post-dose hematology for patient
                                  1501 and the definition for INR.

REF     PRODUCT       DATE        DESCRIPTION                                                             SERIAL NO.  PROTOCOL
---     ------------  ----------  ----------------------------------------------------------------------  ----------  ---------
53,442  90 Y-SMT 487  08/13/1998  TELECON with FDA regarding a request for protocol exception submitted
                                  8/11/98 - protocol B151. The FDA had no objection and Novartis could enroll the patient described in the request. The FDA recommended that
                                  Novartis consider conducting a side arm study in patients with antibodies to 90Y-SMT 487 or octreotides to develop appropriate labeling information in this patient population.

53,442  90 Y-SMT 487  08/11/1998  Submitted a justification to permit an exception to protocol SMT        021         B151
                                  B151 restriction to exclude patients with antibodies to 90Y-SMT 487 or octreotide.

53,442  90 Y-SMT 487  08/04/1998  Kvols, L.; bleeding time increased, melaena, prothrombin                020         SMTB/151
                                  decreased.

53,442  90 Y-SMT 487  07/20/1998  TELECON with Kaye Cho stating that Drs. Yaes and Jones have                         B101
                                  given permission to treat both patients for whom protocol
                                  exceptions were requested on 7/14/98.

53,442  90 Y-SMT 487  07/16/1998  Submitted responses to comments from the medical review of IND          019
                                  amendments 014 (3/12/98), 015 (05/7/98), and 016 (5/14/98).

53,442  90 Y-SMT 487  07/14/1998  Submitted a request for protocol exceptions to permit inclusion in      018         B151
                                  Study SMT B151 of two patients with antibodies cross reactive with the study drug.

53,442  90 Y-SMT 487  06/29/1998  FDA Fax: draft medical comments for amendments 014, 015, 016 dated
                                  March 12, May 7, and May 14, 1998, respectively.

53,442  90 Y-SMT 487  06/23/1998  Kvols, L.; haemolysis, jaundice.                                        017         SMTB/151

53,442  90 Y-SMT 487  05/15/1998  TELECON with FDA approving Novartis' request to treat pt. 1206 as a protocol exception.

53,442  90 Y-SMT 487  05/14/1998  TELEFAX to FDA submitting a brief history of patient 1206 for consideration of the protocol exception.

53,442  90 Y-SMT 487  05/14/1998  Submitted Amendment No. 5 to Protocol SMT B151.                         016         B151

53,442  90 Y-SMT 487  05/07/1998  Submitted by Fax a request for a protocol exception to study SMT        015         B151
                                  B151, to exclude patients with antibodies to 90Y-SM 487 or octreotide.

53,442  90 Y-SMT 487  03/12/1998  Submitted Amendment No. 4 to Protocol SMT B151.                         014         SMT B151

53,442  90 Y-SMT 487  02/03/1998  Submitted Amendment No. 3 to Protocol SMT B151.                         013         B151

53,442  90 Y-SMT 487  01/26/1998  Submitted the following new investigator to Protocol SMT B151: Dr.      012         SMT B151
                                  Kvols.

53,442  90 Y-SMT 487  01/23/1998  Submitted Amendment No. 2 to Protocol SMT B151.                         011         SMT B151

53,442  90 Y-SMT 487  01/23/1998  TELECON from FDA: Informed that DMIRDP accepted response to all outstanding stafety issues pertaining to study B151 and this study may proceed with FP/FV on 1/26/98. Also, the 1/22/98 fax responding to DMIRDP concerns and an initial assessment of CMC amendment dated 1/9/98 is acceptable.

53,442  90 Y-SMT 487  01/09/1998  Information Amendment: Submitted documentation to fulfull               010
                                  agreements reached in the October 3, 1997 teleconference
                                  regarding chemistry issues.

Note: In addition to what is listed above, applicable materials include correspondence and submissions from April 30, 1996 - December 3, 1997, as well as, submissions and correspondence related to orphan drug application 02-1609 (dated July 19, 2002 - July 28, 2005).

                                    EXHIBIT 3
                               ADDENDUM AGREEMENT

                                    EXHIBIT 3

           AMENDMENT TO THE LICENSE AGREEMENT BETWEEN NOVARTIS PHARMA
                  AG AND MOLECULAR INSIGHT PHARMACEUTICALS INC.

Upon execution of the Krenning License, this Amendment by and between Novartis Pharma AG (referred to as "Novartis"), a corporation organized and existing under the laws of the Switzerland and having its principal offices at Lichtstrasse 35, CH-4056 Basel, Switzerland, and Molecular Insight Pharmaceuticals Inc., a corporation organized and existing under the laws of Delaware, with an office at 160 Second Street, Cambridge, MA 02142 USA (hereinafter "MIP") shall become immediately and automatically effective ("Effective Date").

WHEREAS, Dr. Krenning, Professor Dr. S.W.J. Lamberts ("Lamberts") and Sandoz Pharma Ltd ("Sandoz" now Novartis) have made joint inventions relating to labelled somatostatin analogues covered in the Patent Case 100-7382 and 118-7595 (hereinafter the "Generic Patent"), as set out on Exhibit 1a of the License Agreement;

WHEREAS, Krenning, Lamberts and Sandoz Pharma Ltd entered into a contractual relationship dated 10 October 1989 (the "Letter Agreement") under which Krenning granted Novartis exclusivity to the Generic Patent in return of a royalty to be determined within a subsequent agreement ("Krenning License");

WHEREAS, Novartis and Krenning have now executed the Krenning License;

WHEREAS, Novartis and MIP have entered into a license agreement (hereinafter the "License Agreement") under which MIP as granted a non-exclusive license to the Generic Patent to develop, sale and promote the Product;

WHEREAS, MIP wishes now to be granted an exclusive license under the Generic Patent;

WHEREAS, Novartis agrees to grant MIP an exclusive license provided MIP pays a royalty to Krenning in addition to the royalties due to Novartis under the License Agreement;

WHEREAS, the License Agreement shall be amended accordingly;

NOW, THEREFORE, in consideration of the promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties to this Agreement all agree as follows:

1. DEFINITIONS:

"COMMERCIALIZATION" or "COMMERCIALIZE" shall mean activities conducted by a Party either by itself or through a Third Party and directed to marketing, promoting, distributing, importing, exporting, offering for sale or selling a Product, which may include pre-launch market preparation, whether undertaken by a Party alone or with a partner or a sub-licensee. When used as a verb, "Commercialize" means to engage in Commercialization.

"COMPOUND" shall mean the DOTA-chelated somatostatin peptide analogue known as edotreotide.

"FIRST COMMERCIAL SALES" shall mean the first shipment of the Product to an independent Third Party by MIP, its Affiliates, its sub-licensee, in a country following applicable Marketing Authorization of Product in such country.

"GENERIC PATENT" shall mean the patent application GB 8828364.3, referred to as case 100-7382, referred to as Case 118-7595 and any corresponding patent applications or patents including any and all substitutions, extensions, re-examination, or supplementary protection certificates, reissues, renewals, divisions, continuations or continuations-in-part thereof, provisional patents, patents of addition, or registrations of any kind.

"KRENNING" shall mean Dr Eric P. Krenning at the Erasmus Hospital in Rotterdam.

"KRENNING LICENSE" shall mean the agreement executed by and between Krenning and Novartis, completing the Letter Agreement, in which Krenning and Novartis have agreed on the ownership of the Generic Patent, on the share of the rights under such Generic Patent and on payments of some considerations to one another.

"KRENNING MILESTONES" shall mean the milestone payments due by MIP to Krenning as set forth in clause 2 below.

"KRENNING ROYALTIES" shall mean the royalty payments due by MIP to Krenning, as set forth in clause 2 below.

"MAJOR EUROPEAN COUNTRY" shall mean either one of France, Germany, UK, Spain or Italy.

"MARKETING AUTHORIZATION" shall mean the approval necessary for the Commercialization of a Product in a specific country.

"MIP FIELD" shall mean human oncology therapeutic use.

"NET SALES" shall mean with respect to the Product the gross amount invoiced by or on behalf of the relevant Party and its Affiliates and sublicensees for the Product sold to Third Parties other than licensees or sublicensees in bona fide, arms-length transactions, less customary deductions, determined in accordance with the Party's Accounting Standards as generally and consistently applied by that Party, to the extent included in the gross invoiced sales price of any Product or otherwise directly paid or incurred by such Party, its Affiliates or sublicensees with respect to the sale of such Product, such as:

     (i) normal and customary trade and quantity discounts actually allowed and properly taken directly with respect to sales of the Product;

     (ii) amounts actually repaid or credited by reasons of defects, rejection recalls, returns, rebates and allowances of goods;

     (iii) chargebacks and other amounts paid on sale or dispensing of such

          Product;

     (iv) amounts payable resulting from governmental mandated rebate programs;

     (v) tariffs, duties, excise, sales, value- added and other taxes (other than taxes based on income);

     (vi) retroactive price reductions specifically identifiable to the Product that are actually allowed or granted;

     (vii) customary cash discounts for timely payment;

     (vii) delayed ship order credits;

     (viii) discounts pursuant to indigent patient programs and patient discount programs, including coupon discounts; and

     (x)  all freight, postage and insurance included in the invoice price.

     Sales from a Party to its Affiliates shall be disregarded for purposes of calculating Net Sales. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to Third Parties shall not be deducted from the invoice price in the calculation of Net Sales.

     (a) In the case of any sale or other disposal of the Product between or among a Party and its Affiliates or sublicensees, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm's-length sale thereafter to a Third Party;

     (b) In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Product is paid for, if paid for before shipment or invoice;

"PARTY" OR "PARTIES" shall mean MIP or Novartis, or MIP and Novartis, whichever the context admits.

"PERSON" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

"PRODUCT" shall mean the yttrium 90 radiolabeled Compound for therapeutic use and indium 111 radiolabeled Compound for dosimetry purposes, both in a form ready for use in human clinical trials and/or by the ultimate consumer with the possible trademark of OctreoTher(R).

"THIRD PARTY" shall mean any Person or other entity other than MIP, Novartis or their respective Affiliates or Sublicensees of rights conveyed under this Agreement

2. GRANT OF AN EXCLUSIVE LICENSE

2.1 Subject to the terms and conditions of this Addendum Agreement, Novartis hereby grants to MIP a world-wide, exclusive, royalty-bearing license under the Generic Patent to use, make, offer to sell, sell and import the Compound and the Product in the MIP Field, as well as to use the Indium 111 labelled Compound for dosimetry purposes in relation to the Product therapy administration.

2.2 Clause 2.1 of the License Agreement is amended accordingly.

3. CONSIDERATIONS

(A) KRENNING LICENSE FEE. Upon the Effective Date, MIP shall pay to Krenning, the amount of **. Such payment will be non-refundable and will not be subject to any claims by Novartis, an Affiliate, a Third Party or any third party for any reason, except that such payment shall be credited against royalty payments as set forth in clause 3c) below

(B) KRENNING MILESTONE PAYMENT. In addition, following execution of the Krenning License, MIP shall pay to Krenning a milestone payment of ** upon the grant of a Marketing Authorization either by the FDA, by a Major European Country Health Authority or by the Japanese Health Authority. Such payment will be non-refundable and will not be subject to any claims by Novartis, an Affiliate, or any Third Party for any reason.

(C) KRENNING ROYALTIES. Following the execution of the Krenning License and further to the lump sum payments above, MIP shall pay to Krenning the following percentages in return for an exclusive license on the annual world-wide Net Sales of such exclusively licensed Product:

- ** of the annual Net Sales of the Product for Net Sales amounting less than ** annually.

- ** of the annual Net Sales of the Product on the incremental sales between ** and **

- ** of the annual Net sales of the Product on the incremental sales over USD **.

Payments to Krenning by MIP shall be made in Euros for all Net Sales invoiced in Euros by MIP, without currency conversion, and in US Dollars for all other Net Sales. Such payments will be non-refundable and will not be subject to any claims by MIP or any Third Party, for any reason, except for the first ** which are offset against the first half payment of the License Fee as set forth in 3a).

(D) ROYALTY TERM:

The duration of the royalty obligation shall be determined on a country by country basis. Royalties shall be payable quarterly from the First Commercial Sales of the Product in such country (i) for the period such Product's use or sale is Covered by a Valid Patent Claim in such country, or (ii) for a period of ten (10) years from First Commercial Sales; and if both (i) and (ii) are applicable, for the longer of either..

(E) REPORTS.

MIP shall generate a report to submit to Krenning within sixty (60) days of the end of each calendar quarter and, after receipt of invoice from Krenning, MIP shall make


* confidential treatment requested *
payment in full to Krenning within sixty (60) days. The report shall set forth by country, (i) the Net Sales of Product, (ii) the number of units of Product sold and the royalties payable hereunder, (iii) the withholding taxes, if any, required by law to be deducted in respect of such sales; (iv) the date of the First Commercial Sales of the Product in each country during the reporting period; and (v) the exchange rates used in determining the amount of US Dollars, for such payments that are to be made in US Dollars. With respect to sales of the Product invoiced in Euros, the Net Sales, and royalties payable shall be expressed in Euros. With respect to sales of the Product invoiced in a currency other than U.S. Dollars ("USD"), the Net Sales and amounts due to Krenning hereunder will be expressed in the US Dollars equivalent calculated on a monthly basis in the currency of the country of sale and converted to their US Dollar equivalent using the following method: the Net Sales in each country in the Territory at each quarterly period in US Dollars shall be calculated by translating the cumulative Net Sales in local currency in each country in the Territory into those in US Dollars using the exchange rate mechanism in accordance with General Accounting Practice (GAP) as generally and consistently applied by U.S. Commercial Pharmaceutical Companies, normally used and approved by MIP accountants for such currency calculations.

(F) AUDITS.

Upon the written request of Krenning, and not more than once in each calendar year, MIP shall permit an independent certified public accounting firm of nationally recognized standing, selected by Krenning and reasonably acceptable to MIP, at Krenning's expense, to have access during normal business hours to such records of MIP as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any years ending not more than twenty-four (24) months prior to the date of such request. The accounting firm shall disclose to Krenning only whether the records are correct or not and the specific details concerning any discrepancies. All other confidential information of the accounting firm, including working papers, shall be shared exclusively with the legal counsel representing the requesting party, and its subcontractors, for the purpose of analysis and verification, on a confidential basis, such that information provided by the accounting firm shall not be disclosed to the requesting party.

     If such accounting firm concludes that additional royalties were owed during such period, MIP shall pay the additional royalties within thirty (30) days of the date of Krenning delivery to MIP such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Krenning, provided however, that if the audit discloses that the royalties payable by MIP for the audited period are more than one hundred and five ten percent (105%) of the royalties actually paid for such period, then MIP shall pay the reasonable and direct fees and expenses charged by such accounting firm. Any overpayment determined pursuant to this provision shall be credited to the next payment due hereunder from MIP. If no further payments by MIP will be due hereunder then a refund of any such overpayment will be made within thirty (30) days of the delivery of a detailed written accountants' report to the Parties hereto.

(G) UNDERPAYMENTS.

If at any time during the term of the Agreement and thereafter, it is determined that MIP underreported sales to Krenning, then any royalty payments related to such under reporting of sales shall be reported and paid to Krenning within sixty (60) days of MIP's first knowledge of such underpayment with Interest.

(G) INTEREST.

Payments due by MIP under the Agreement, when overdue, shall bear interest at a rate per annum equal to LIBOR (London Interbank Offered Rate) plus one percent (1%) at the time such payment is due, and for the time period until payment is received by Krenning.

(H) CONFIDENTIAL FINANCIAL INFORMATION.

Krenning shall treat all financial information subject to review under this
Article 3 as confidential and shall cause its accounting firm to retain all such financial information in confidence.

(I) PAYMENT METHOD.

Royalty and Interest payments by MIP under the Agreement shall be paid in US Dollars and/or in Euros, by bank wire transfer or bank check in immediately available funds to such account as Krenning shall designate before such payment is due.

J) EXCHANGE CONTROL. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where each Product is sold, payment shall be made through such lawful means or methods as MIP shall reasonably shall determine after consultation with Krenning.

K) ROYALTY ACCRUAL. There shall be no obligation to pay Krenning royalties on a reasonable amount of samples lawfully used in the Territory and on Product used (and not sold) during pre-clinical or clinical testing, or for physician preference testing, teaching or experimental purposes, or for any other similar pre-commercial uses of Product.

4. SUPPLY OF THE PRODUCT AND OF THE COMPOUND

a) Commercial Supply to Erasmus Hospital. In the event that the Product is commercialised in Europe, including in the Netherlands, MIP shall discuss in good faith with Krenning and the Erasmus Hospital the supply procedure of the Product to the Hospital under which the Hospital shall be granted a reasonable quantity of the Product for its commercialisation requirements for a price which shall in no event be greater than the price agreed with other hospitals in Europe with similar size and stature.

5. PATENT MAINTENANCE AND DEFENSE

In the event that Novartis has lost interests in the Generic Patent and has offered it to MIP, MIP undertakes the following:

     a) MIP will keep Krenning informed before taking any major decision relating to the maintenance of the Generic Patent, and shall provide written notification of such change no less than ninety (90) days prior to any change relating to the maintenance of the Patents in a country.

     b) in the event that MIP decides to abandon the Generic Patent in one or several countries, it shall provide written notice to Krenning thereof no less than ninety (90) days prior to the final date for filing a response or submitting a payment to the relevant governmental office regarding such Generic Patent after which the Generic Patent would become abandoned. After receiving such notice, Krenning may, but is not obligated to, elect to continue preparation, filing and prosecution or maintenance of the discontinued Generic Patent at his sole expense. Ownership of any such discontinued Generic Patent shall at the request of Krenning be fully assigned by MIP to Krenning and MIP shall promptly prepare and execute such documents and perform such acts as may be reasonably necessary for assigning such sole ownership to Krenning at MIP's sole expense and at no cost to Krenning. Krenning shall be responsible for the filing of any such documents, and the expenses related to such filings.

     c) MIP shall have the first right, but not the obligation to take, institute and prosecute legal proceedings in case of Generic Patent rights infringement or to control the defense of any declaratory judgment action relating to the Generic Patent.

6. CONFIDENTIALITY

Except for the right to disclose the terms of this Addendum Agreement to Krenning, the terms and conditions of this Addendum Agreement shall be confidential and subject to the conditions as set forth in Article 9 of the License Agreement.

7. ENTIRE AGREEMENT

Except as set forth in Section 2,3 and 5, this Addendum Agreement shall not replace, amend, supersede or be in lieu of any provisions set forth in the License Agreement.

8. ADDITIONAL AGREEMENT

Novartis agrees that MIP shall be entitled to enter into a separate agreement with Krenning setting forth further terms and conditions of their collaboration.